Exhibit 1.1

CyrusOne Inc.

COMMON STOCK, PAR VALUE $0.01 PER SHARE

SALES AGREEMENT

May 3, 2021

May 3, 2021

[NAME OF AGENT]1

[ADDRESS OF AGENT]

Ladies and Gentlemen:

CyrusOne Inc., a Maryland corporation (the “Company”), CyrusOne GP, a Maryland statutory trust (the “General Partner”), which is a subsidiary of the Company and the sole general partner of CyrusOne LP, a Maryland limited partnership and subsidiary of the Company (the “Operating Partnership”), and the Operating Partnership each confirms its agreement with [•], as sales agent, forward seller and/or principal (in any such capacity, the “Agent”), and [•], as forward purchaser (in such capacity, the “Forward Purchaser”), in each case on the terms and subject to the conditions set forth in this Sales Agreement. For purposes of clarity, it is understood and agreed by the parties hereto that, if Forward Hedge Shares (as defined below) are offered or sold through the Agent acting as forward seller for the Forward Purchaser, then the Agent, as forward seller, shall be acting as sales agent for the Forward Purchaser with respect to the offering and sale of such Forward Hedge Shares, and, except in cases where this Agreement expressly refers to the Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to the Agent acting as sales agent shall also be deemed to apply to the Agent when acting as forward seller, mutatis mutandis.

1 CONE expects to enter into two forms of sales agreement (with each sales agreement of each form to be substantially identical to the other sales agreements of such form): (1) the first with each of Barclays Capital Inc., BMO Capital Markets Corp., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, TD Securities (USA) LLC and Truist Securities, Inc., which provides for these financial institutions to act as sales agents and forward purchasers, as applicable; and (2) the second with each of Fifth Third Securities, Inc. and Stifel, Nicolaus & Company, Incorporated, which provides for each of these financial institutions to act only as sales agents. In each sales agreement, the other banks will be the “Alternative Agents” and, as applicable, “Alternative Forward Purchasers”.

The Company, the General Partner and the Operating Partnership have also entered into separate sales agreements (each, an “Alternative Sales Agreement”), dated as of the date hereof, with each of Barclays Capital Inc., BMO Capital Markets Corp., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., Fifth Third Securities, Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Stifel, Nicolaus & Company, Incorporated, TD Securities (USA) LLC and Truist Securities, Inc., each, in its capacity as sales agent, principal and/or (except in the case of Fifth Third Securities, Inc. and Stifel, Nicolaus & Company, Incorporated) forward seller thereunder (each, in any such capacity, an “Alternative Agent”), and Barclays Bank PLC, Bank of Montreal, Crédit Agricole Corporate and Investment Bank, Deutsche Bank AG, London Branch, Goldman Sachs & Co. LLC, Jefferies LLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Royal Bank of Canada, The Toronto-Dominion Bank and Truist Bank or one of their respective affiliates, each as forward purchaser under the applicable Alternative Sales Agreement (each, in such capacity, an “Alternative Forward Purchaser”). The Company may also enter into one or more forward stock purchase transactions (each, a “Forward”) with the Forward Purchaser or an Alternative Forward Purchaser as set forth in one or more separate letter agreements (each a, “Confirmation” or “Alternative Confirmation”, respectively), substantially in the form set forth in Exhibit F (as supplemented by the relevant Forward Instruction Notice (as defined in Section 2(b) hereof)), relating to the applicable Forward. Under each Confirmation and Alternative Confirmation, the Company will, on the respective terms and subject to the respective conditions set forth in such Confirmation or Alternative Confirmation and in this Agreement or the applicable Alternative Sales Agreement, as applicable, deliver to the Forward Purchaser or Alternative Forward Purchaser or a respective affiliate thereof (including the Agent affiliated with such Forward Purchaser or the applicable Alternative Agent), up to the maximum number of shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) that may be sold in accordance with this Agreement and such Alternative Sales Agreement in connection with, respectively, such Confirmation or Alternative Confirmation. In connection therewith, it is contemplated that the Forward Purchaser or the applicable Alternative Forward Purchaser will offer and sell through the Agent or the applicable Alternative Agent, acting as forward seller and sales agent on behalf of, respectively, the Forward Purchaser or such Alternative Forward Purchaser on the terms and subject to the conditions set forth in, respectively, this Agreement or such Alternative Sales Agreement, Forward Hedge Shares to be borrowed by the Forward Purchaser or such Alternative Forward Purchaser. The Company, the General Partner and the Operating Partnership each agree that, if and when the Company determines to sell Shares (as defined below) directly to the Agent or an Alternative Agent as principal, they will enter into one or more separate agreements (each, a “Terms Agreement” or “Alternative Terms Agreement,” respectively), substantially in the form set forth in Exhibit E, relating to such sale. Unless the context requires otherwise, references herein to the “related”, “relevant” or “applicable” Alternative Forward Purchaser mean, with respect to any Alternative Agent, the affiliate of such Alternative Agent that is acting as such Alternative Forward Purchaser or, if applicable, such Alternative Agent acting as such Alternative Forward Purchaser.

The Company proposes to (i) issue, offer and sell from time to time to or through the Agent or an Alternative Agent shares of Common Stock, and (ii) instruct the Agent or an Alternative Agent, acting as forward seller, to offer and sell shares of Common Stock borrowed by the Forward Purchaser or the applicable Alternative Forward Purchasers (any such Shares, “Forward Hedge Shares”), in each case on the terms and subject to the conditions set forth in this Agreement, any Alternative Sales Agreements, any Confirmations, any Alternative Confirmations, any Terms Agreements and any Alternative Terms Agreements, as applicable. The aggregate gross sales price of the shares (the “Shares”) of Common Stock that may be sold pursuant to this Agreement (including Forward Hedge Shares, but not including any Confirmation Shares (as defined below) hereunder), the Alternative Sales Agreements (including Forward Hedge Shares, but not including any Confirmation Shares thereunder), any Terms Agreement and any Alternative Terms Agreement shall not exceed $750,000,000 (the “Maximum Amount”). References herein to this “Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, mean this Sales Agreement and, to the extent relevant and unless otherwise stated or the context otherwise requires, any Terms Agreement. Any Shares issued and sold by the Company through the Agent, acting as sales agent for the Company, or to the Agent, acting as principal, pursuant to this Agreement and, if applicable, any Terms Agreement, are hereinafter sometimes called “Primary Shares.” Any shares of Common Stock to be delivered by the Company to the Forward Purchaser or an Alternative Forward Purchaser in settlement of all or any portion of the Company’s obligations under any Confirmation or Alternative Confirmation are hereinafter sometimes called “Confirmation Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-231203), including a prospectus, on Form S-3, relating to, among other securities of the Company and certain of its subsidiaries, shares of Common Stock, including the Shares. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement;” the related prospectus, dated May 3, 2019, in the form in which it has been filed most recently with the Commission on or prior to the date of this Agreement is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement (the “Prospectus Supplement”) specifically relating to the Shares and any applicable pricing supplement thereto that the Company will prepare and file in accordance with the terms of this Agreement and pursuant to the provisions of Rule 424(b) under the Securities Act in the form in which the Basic Prospectus, the Prospectus Supplement and any such pricing supplement are first furnished to the Agent for use in connection with the offering and sale of the Shares contemplated hereby, are collectively referred to herein as the “Prospectus.”

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means, with respect to the offer or sale of any Shares, the Prospectus, each applicable free writing prospectus relating to such Shares, if any, issued at or prior to the Applicable Time (as defined below), the number of such Shares offered at such Applicable Time and the public offering price of such Shares, all considered together, and “Applicable Time” means, with respect to any particular Shares, the first time that a purchaser shall agree to purchase such Shares through the Agent, acting as sales agent or forward seller, or from the Agent, acting as principal, pursuant to this Agreement or any relevant Terms Agreement, or such other time as mutually agreed by the Company, the General Partner, the Operating Partnership and the Agent. Unless otherwise indicated or the context otherwise requires, as used herein, the terms “Registration Statement,” “Basic Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein prior to the relevant Applicable Time. Unless otherwise indicated or the context otherwise requires, the terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus shall include any post-effective amendment to the Registration Statement and all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.           Representations and Warranties. The Company, the General Partner and the Operating Partnership, jointly and severally, represent and warrant to and agree with the Agent and the Forward Purchaser that at the date of this Agreement, each Applicable Time, each Representation Date (as defined in Section 6(m) hereof), each Recommencement Date (as defined in Section 6(m) hereof) and each Settlement Date (as defined in Section 4 hereof) that:

(a)	(i) The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement is an automatic shelf registration statement under Rule 405 of the Securities Act and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto is in effect and no proceedings for such purpose are pending before or threatened by the Commission; and (ii) each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder.

(b)	(i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at each Applicable Time, the Time of Sale Prospectus, as then amended or supplemented by the Company, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to the Agent, the Forward Purchaser, any Alternative Agent or any Alternative Forward Purchaser furnished to the Company in writing by the Agent, the Forward Purchaser, any Alternative Agent or any Alternative Forward Purchaser expressly for use therein, it being understood and agreed that the only such information furnished by the Agent, the Forward Purchaser, any Alternative Agent or any Alternative Forward Purchaser consists of the information described as such in the last sentence of Section 8(b) hereof or the last sentence of Section 8(b) of such Alternative Agent’s applicable Alternative Sales Agreement.

(c)	The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. The Company has not prepared, used or referred to, and will not, without the prior consent of the Agent and the Forward Purchaser, prepare, use or refer to, any free writing prospectus with respect to the Shares.

(d)	Each of the Company and each of its Significant Subsidiaries (“Significant Subsidiary” means any Subsidiary (as defined below) that is a “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X promulgated by the Commission) (i) is either a corporation, a statutory trust, a limited partnership or a limited liability company duly organized, validly existing and in good standing (if applicable) under the laws of its jurisdiction of organization and (ii) has full corporate, trust, limited partnership or limited liability company, as the case may be, power to enter into, execute, deliver, perform, make and consummate, as the case may be, the transactions contemplated by this Agreement. Each of the Company and each of its Significant Subsidiaries (1) has full corporate, trust, limited partnership or limited liability company, as the case may be, power to own, lease and operate its properties and to conduct the businesses in which they are engaged and (2) is duly qualified as a foreign corporation, a foreign statutory trust, a foreign limited partnership or a foreign limited liability company, as the case may be, to transact business and is in good standing (if applicable) in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification necessary, except where the failure to so qualify or to have such power and authority could not, individually or in aggregate, reasonably be expected to have a Material Adverse Effect.

“Material Adverse Effect” means (A) a material adverse change in, or a material adverse effect upon, the operations, business, properties, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or (B) the material impairment of the ability of any of the Company, the Operating Partnership or the General Partner to consummate the transactions contemplated by this Agreement and, in the case of a Forward, the applicable Confirmation, and to perform its material obligations under any of the documents related thereto.

(e)	This Agreement has been and any Terms Agreement will have been, at the time of execution and delivery thereof, duly authorized, executed and delivered by the Company, the General Partner and the Operating Partnership.

(f)	(i) The Amended and Restated Agreement of Limited Partnership of the Operating Partnership (as amended, the “Partnership Agreement”) has been duly authorized by the Company, the Operating Partnership and the General Partner and is a valid and binding agreement of the Company, the General Partner and the Operating Partnership, enforceable against each of the Company, the General Partner and the Operating Partnership in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by federal or state securities law or principles of public policy, and (ii) the Declaration of Trust of the General Partner (as amended, the “Declaration of Trust”) is in full force and effect. The General Partner is the sole general partner of the Operating Partnership.

(g)	(i) The authorized stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, and (ii) as of the date of this Agreement, the Company has the authorized stock as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Description of CyrusOne Inc. Common Stock” and “Description of CyrusOne Inc. Preferred Stock.” Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for shares of the Company’s stock.

(h)	The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(i)	The Primary Shares have been duly authorized and, when issued and delivered and paid for as provided herein and, if applicable, any Terms Agreement, will be validly issued, fully paid and non-assessable, and the issuance thereof will not be subject to any preemptive or other similar rights. Any Confirmation Shares have been duly authorized and reserved for issuance to the Forward Purchaser, Alternative Forward Purchasers or any of their respective affiliates pursuant to the relevant Confirmation or Alternative Confirmation, and, when Confirmation Shares, if any, are issued and delivered by the Company to the Forward Purchaser or Alternative Forward Purchasers pursuant to the relevant Confirmation or Alternative Confirmations, against payment of any consideration required to be paid by the Forward Purchaser or Alternative Forward Purchasers pursuant to the terms of such Confirmation or Alternative Confirmations, such shares will be validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or other similar rights.

(j)	(i) At the original effectiveness of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act, (iv) at the date of this Agreement, any Terms Agreement and any Confirmation and (v) at each Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act.

(k)	All of the issued and outstanding common units of limited partnership interest in the Operating Partnership (“OP Units”) have been duly authorized, validly issued, fully paid and non-assessable, and none of the OP Units have been issued in violation of any preemptive or other similar rights and the OP Units conform to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, OP Units or other ownership interests of the Operating Partnership.

(l)	All the outstanding shares of capital stock or other ownership interests of each subsidiary of the Company (each, a “Subsidiary,” and together, the “Subsidiaries”) other than the Operating Partnership have been duly authorized, validly issued, fully paid and non-assessable, except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus; except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all outstanding shares of capital stock or other ownership interests of the Subsidiaries other than the Operating Partnership are owned by the Company either directly or through the Subsidiaries that are wholly owned by the Operating Partnership, free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any of the Subsidiaries other than the Operating Partnership.

(m)	Except pursuant to the terms of the indebtedness described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company is not currently prohibited, directly or indirectly, from making any distributions to its stockholders and (ii) no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other of the Subsidiaries.

(n)	None of the Company or any of the Subsidiaries is (i) in violation of its charter or bylaws (or similar organizational documents), (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any obligation, term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation in any respect of any Applicable Law (as defined below) or order or decree of any Governmental Authority (as defined below) to which it or its property or assets are subject; except for any default or violation under clauses (ii) and (iii) that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)	Other than as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the entering into, execution, delivery and performance (including the issuance of the Shares) by each of the Company, the Operating Partnership and the General Partner (as applicable) of this Agreement, any Terms Agreement and any Confirmations and the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Company Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or such Subsidiary pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or such Subsidiary is a party or by which the Company or such Subsidiary is bound or to which any of the property or assets of the Company or such Subsidiary is subject, (ii) result in the violation of any provisions of the charter or bylaws (or similar organizational documents) of the Company or such Subsidiary or (iii) result in the violation of, or in the creation or imposition of any lien, charge or encumbrances upon any property or assets of the Company or such Subsidiary pursuant to any Applicable Law or any judgment, order or decree of any Governmental Authority having jurisdiction over the Company or such Subsidiary or any of their properties or assets, except in the case of clauses (i) and (iii) above, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)	No consent, approval, authorization or order of, or filing or registration with, any such Governmental Authority under any such Applicable Law, judgment, order or decree is required for the execution, delivery and performance by the Company, the Operating Partnership and the General Partner (as applicable) of this Agreement, any Terms Agreement and any Confirmations, the application of the proceeds from the sale of the Shares and settlement of any Confirmation Shares under any applicable Confirmation as described under “Use of Proceeds” in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and the consummation of the transactions contemplated hereby or any Confirmation, except for such consents, approvals, authorizations, filings, orders, registrations or qualifications (A) which shall have been obtained or made prior to each relevant Settlement Date or (B) the failure of which to be obtained or made could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

“Applicable Law” means all laws, statutes, rules, regulations and orders of, and legally binding interpretations by, any Governmental Authority and judgments, decrees, injunctions, writs, permits, orders or like governmental action of any Governmental Authority applicable to the Company or any Subsidiary or any of their properties, assets or operations.

“Governmental Authority” means any of (A) the government of the United States of America or any State or other political subdivision thereof, (B) any government or political subdivision of any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which properly asserts jurisdiction over any properties of the Company or any Subsidiary, (C) any entity properly exercising executive, legislative, judicial, regulatory or administrative functions of any such government, (D) the NASDAQ Global Select Market (“NASDAQ”) and (E) the Financial Industry Regulatory Authority, Inc. (“FINRA”).

“Company Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

(q)	None of the Company or any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Registration Statement, the Time of Sale Prospectus or the Prospectus, any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company (other than as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or other), operations, business, properties or results of operations of the Company and the Subsidiaries, taken as a whole, and, except as disclosed in or contemplated by the Time of Sale Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(r)	Other than as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no legal or administrative proceedings pending by or before any person to which any of the Company or the Subsidiaries is a party or of which any business, property or assets of the Company or any of the Subsidiaries is the subject, or, to the knowledge of the Company, after due inquiry, by which any business property or assets of the Company or any of the Subsidiaries would reasonably expect to be affected, which, (i) if determined adversely to the Company or any of the Subsidiaries, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or (ii) would reasonably be expected to question the validity or enforceability of this Agreement, any Terms Agreement or any Confirmation, or any action taken or to be taken pursuant thereto; and to the knowledge of the Company, no such proceedings are threatened or contemplated.

(s)	None of the Company or any of the Subsidiaries is, or, after giving effect to the transactions contemplated by this Agreement or by any Terms Agreement or any Confirmation, as described in the Prospectus, will be, required to be registered as an “investment company” or a company “controlled by” an investment company within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(t)	The Company and the Subsidiaries (i) are in compliance with any and all Environmental Laws (as defined below), (ii) have received all Environmental Permits (as defined below) and (iii) are in compliance with all terms and conditions of any such Environmental Permits, except where such noncompliance with Environmental Laws, failure to receive Environmental Permits or failure to comply with the terms and conditions of such Environmental Permits could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u)	There are no written notices of potential liability or written notices of noncompliance that have been received by the Company or any of the Subsidiaries, nor are any claims pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries or any of their properties (including the Properties (as defined below)), in each case alleging a violation under or liability under Environmental Laws, which could, individually or in the aggregate, reasonably be expected to have Material Adverse Effect.

(v)	Other than as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) there is not and has not been any presence, storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of Hazardous Materials (as defined below) by the Company and the Subsidiaries, or any predecessor entity for whose acts or omissions the Company and the Subsidiaries is or may be liable from, in, on, at, under, about or upon any property now or, during the period of ownership, lease or operation by the Company and the Subsidiaries, previously owned, leased or operated by the Company or any of the Subsidiaries, or upon any other property, in violation of any Environmental Law or which would, under any Environmental Law, give rise to any liability of the Company or any of the Subsidiaries; and (ii) there is not and has not been any presence, disposal, discharge, emission or other release of any kind onto such property of any Hazardous Materials with respect to which the Company has knowledge.

“Environmental Laws” means all applicable foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, Environmental Permits (as defined below) of, and legally-binding agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters (including, without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act and the Emergency Planning and Community Right-to-Know Act).

“Environmental Permits” means all permits, licenses, registrations, consents, approvals and other authorizations of any Governmental Authority which are required with respect to any of the facilities of the Company or any of the Subsidiaries for operations under any applicable Environmental Laws.

“Hazardous Materials” means (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, polychlorinated biphenyls and radon gas; (ii) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar meaning and effect, under any applicable Environmental Law; and (iii) any other chemical, material or substance, the release of which is prohibited, limited or regulated by any Environmental Law.

(w)	Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company or any of the Subsidiaries and any person granting such person the right to require the Company or any of the Subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company or any of the Subsidiaries or to require the Company or any of the Subsidiaries to include such securities with the Shares registered pursuant to the Registration Statement.

(x)	None of the Company, any of its Subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of the Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any, direct or indirect, unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(y)	The operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(z)	(i) The Company represents that neither the Company nor any of the Subsidiaries (collectively, the “Entity”) nor, to the knowledge of the Company, any director or officer of the Entity, nor any agent, employee or affiliate of the Entity (“Person”) is, or is owned or controlled by a Person that is:

(A)	the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union or other relevant sanctions authority (collectively, “Sanctions”); or

(B)	located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Crimea and Syria).

(ii) The Entity represents and covenants that it will not use the proceeds of the offering of the Shares hereunder or under any Terms Agreement or proceeds from the settlement of any Confirmation Shares under any applicable Confirmation, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person:

(A)	to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)	in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, Agent, advisor, investor or otherwise).

(aa)	(i) The Company or a Subsidiary has fee simple title to or leasehold or subleasehold interests in the real property described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (each a “Property” and collectively, the “Properties”), in each case, free and clear of all mortgages, liens, security interests, claims, restrictions, encumbrances or defects, other than those that (A) are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (B) could not, individually or in the aggregate, reasonably be expected to interfere in any material respect with the use made or proposed to be made of any Property by the Company or any Subsidiary as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; (ii) neither the Company nor any of the Subsidiaries owns any material real property other than the Properties; (iii) except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (A) each lease or sublease relating to a Property under which the Company or any of the Subsidiaries is the tenant or subtenant material to the business of the Company and the Subsidiaries, considered as one enterprise, is in full force and effect, (B) neither the Company nor any of the Subsidiaries has received any written notice of any event which, with or without the passage of time or the giving of notice, or both, would constitute a material default under any such lease or sublease and (C) the Company has no knowledge of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under any such leases or subleases, or affecting or questioning the rights of the Company or any of the Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease; and (iv) to the knowledge of the Company, no lessee of any of the Properties is in default under any of the leases governing the Properties and the Company has no knowledge of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a material default under any such lease.

(bb)	The Company has no knowledge of any violation of any municipal, state or federal law, rule or regulation concerning any Property and, to the knowledge of the Company, each of the Properties complies with all applicable laws, ordinances and regulations (including without limitation, building and zoning codes and laws relating to access to the Properties) and deed restrictions or other covenants, except in each case (A) as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (B) for any such violations or such other failures to comply as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc)	Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of the Subsidiaries (A) has received from any Governmental Authority any written notice of any proposed condemnation of, or zoning change affecting, the Properties or (B) knows of any such condemnation or zoning change which is threatened and, in the case of clauses (A) and (B), which, if consummated, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd)	Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the mortgages encumbering the Properties are not and will not be: (i) convertible (in the absence of foreclosure) into an equity interest in the entity owning such Property or in the Company or any of the Subsidiaries; (ii) cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries; or (iii) cross-collateralized to any property or assets not owned directly or indirectly by the Company or any of the Subsidiaries. None of the Company or the Subsidiaries holds participating interests in such mortgages or deeds of trust.

(ee)	To the knowledge of the Company, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property, and each Property has access to sufficient electrical power to conduct business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except in each case (A) as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (B) for such violations or failures to comply as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff)	All options and rights of first refusal to purchase all or part of any Property or any interest therein have been disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus. There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company or the Operating Partnership of interests in assets or real property that is required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that is not already so described.

(gg)	Neither the Company nor any of the Subsidiaries has sent or received any written notice regarding termination of, or the election of a tenant not to renew, any of the contracts or agreements with any of the top 20 tenants (based on contractual base rent for the quarter ended immediately preceding such date of determination for which internal financial statements are available and multiplied by four) of the Company, and no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries or, to the knowledge of the Company, any other party to any such contract or agreement except where the termination or non-renewal of such contracts or agreements could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh)	The Company and each of the Subsidiaries owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, other than any such claims which, if determined adversely to the Company or any such Subsidiary, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ii)	Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and each of the Subsidiaries has insurance or adequate reserves covering its respective properties, operations, personnel and businesses, which insurance or adequate reserves are in amounts as are adequate to protect the Company and the Subsidiaries and their businesses.

(jj)	Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and each of the Subsidiaries carries or is entitled to the benefits of title insurance on the fee interests with respect to each Property with financially sound and reputable insurers, insuring that such party is vested with good and insurable fee or leasehold title, as the case may be, to each such Property.

(kk)	No labor dispute with the employees of the Company or any of the Subsidiaries exists, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Company, is threatened or imminent that, in each case, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll)	Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and each of the Subsidiaries possesses all licenses, authorizations and permits issued by, and has made all declarations and filings with, all appropriate Governmental Authorities which are necessary for the ownership of its respective properties or the conduct of its respective businesses as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and neither the Company nor any of the Subsidiaries has received notification of any revocation or modification of any such material license, authorization or permit.

(mm)	Deloitte & Touche LLP, who has certified certain financial statements of the Company and the Subsidiaries, is an Independent Registered Public Accounting Firm as required by the Securities Act and the rules and regulations of the Commission thereunder.

(nn)	To the knowledge of the Company, each of the accountants who has certified financial statements of any businesses or properties acquired or proposed to be acquired by the Company or a Subsidiary included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus, if any, for purposes of complying with Rule 3-05 or Rule 3-14 of Regulation S-X of the Securities Act were, at the time of such certification and the time such financial statements were first so included or incorporated by reference, independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder and the rules and regulations of the American Institute of Certified Public Accountants or Public Company Accounting Oversight Board, as applicable.

(oo)	Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the historical financial statements of the Company and its consolidated subsidiaries (including the related notes) (the “Financial Statements”), included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods covered thereby, and fairly present in all material respects the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, subject, in the case of any unaudited interim financial statements, to normal year-end adjustments, in each case in accordance with GAAP, except as noted in the Financial Statements, and (ii) the other financial, accounting and statistical information and data related to the entities purported to be covered by the Financial Statements set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the information purported to be shown thereby at the respective dates and for the respective periods to which they apply, and except as disclosed therein, have been prepared on a basis consistent with the Financial Statements and the books and records of the entities as to which such information is shown. To the knowledge of the Company, the historical financial statements of any businesses or properties acquired or proposed to be acquired by the Company or a Subsidiary included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus, if any, have been prepared in accordance with GAAP, consistently applied throughout the periods covered thereby, and fairly present in all material respects the financial information purported to be covered thereby, subject, in the case of any unaudited interim financial statements, to normal year-end adjustments, in each case in accordance with GAAP, except as noted therein.

(pp)	Any unaudited pro forma condensed consolidated financial statements and the related notes thereto incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been prepared in accordance in all material respects with the applicable requirements of Regulation S-X under the Securities Act and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, and the related adjustments used therein give appropriate effect to the transactions and circumstances referred to therein and the pro forma columns therein reflect the proper application of these adjustments to the corresponding historical financial statement amounts.

(qq)	Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and a system of accounting controls that provide reasonable assurance that (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for its assets, (iii) access to its assets is permitted only in accordance with management’s authorization, (iv) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(rr)	[Intentionally Omitted]

(ss)	Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and the Subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to management of the Company and the Subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(tt)	The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing provisions thereof that are then in effect and with which the Company is required to comply as of the date hereof.

(uu)	None of the Company or any of the Subsidiaries is in default, and no waiver of default is currently in effect, in the payment of the principal of or interest on any material indebtedness of the Company or any of the Subsidiaries and no event or condition exists with respect to any indebtedness of the Company or any of the Subsidiaries that would permit (or that with notice, lapse of time or both, would permit) any person to cause such indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(vv)	Commencing with its taxable year ended December 31, 2013, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus are true, complete and correct summaries of the legal or tax matters described therein in all materials respects.

(ww)	Each of the Company and each of the Subsidiaries has timely filed all federal, state, local and foreign income and other tax returns and notices required to be filed by Applicable Law, except where the failure to file such tax returns could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all such tax returns were in all material respects true, correct and complete. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no audit, administrative proceedings or court proceedings are presently pending with regard to any material potential federal, state, local or foreign tax of any nature, and the Company has no knowledge of any tax deficiencies which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and each of the Subsidiaries has paid (within the time and in the manner prescribed by law) all federal, state and local taxes of any nature which are due (whether or not shown on any tax returns), in each case except for those not yet delinquent, those being contested in good faith by appropriate proceedings diligently conducted for which the Company and/or each of the Subsidiaries has established on its books and records adequate reserves to pay all outstanding tax liabilities in accordance with GAAP and where the failure to pay such taxes could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company or any of the Subsidiaries has requested any extension of time within which to file any material tax return, which return has not since been filed within the time period permitted by such extension, except for where the failure to file such return within the time period permitted by such extension could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The amounts currently set up as provisions for taxes or otherwise by the Company and the Subsidiaries on their books and records are reasonably expected to be sufficient for the payment of all their unpaid federal, state and local taxes accrued through the dates as of which they speak, and for which each of the Company and each of the Subsidiaries may be liable in their own right, or as a transferee of, or as successor to any other corporation, association, partnership, joint venture or other entity.

(xx)	Each of the Company, the General Partner and the Operating Partnership is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except for noncompliance that could not reasonably be expected to result in a Material Adverse Effect. Except as could not reasonably be expected to result in a Material Adverse Effect, no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which either the Company, the General Partner or the Operating Partnership would have any material liability. Except as could not reasonably be expected to result in a Material Adverse Effect, neither the Company, the General Partner nor the Operating Partnership has incurred or expects to incur material liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan.”

(yy)	Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock and the Operating Partnership has not sold, issued or distributed any OP Units during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(zz)	The Shares, and any Confirmation Shares to be issued under any applicable Confirmation, have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on NASDAQ. The Common Stock has been registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock (including the Shares) on NASDAQ, nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing.

(aaa)	The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(bbb)	Neither the Company nor any of its Subsidiaries are a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement, the Alternative Sales Agreements, any Terms Agreements, any Alternative Terms Agreements, any Confirmations or any Alternative Confirmations) that would give rise to a valid claim against the Company or any of its Subsidiaries or the Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of any Shares.

(ccc)	Each Confirmation has been duly authorized by the Company and, when executed and delivered by the Company, each Confirmation will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by federal or state securities law or principles of public policy.

(ddd)	Except as would not, individually or in the aggregate, have a Material Adverse Effect, the information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases of the Company and the Subsidiaries (collectively, “IT Systems”) are adequate for the operation of the business of the Company and the Subsidiaries as currently conducted, and, to the knowledge of the Company and the Subsidiaries, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and the Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and (ii) there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

2.             Agreements to Sell and Purchase.

(a)            On the terms and subject to the conditions set forth in this Agreement, (i) the Company agrees to issue and sell Shares through the Agent acting as sales agent or, if agreed to by the Agent pursuant to a Terms Agreement, directly to the Agent acting as principal from time to time, and the Agent agrees to use its commercially reasonable efforts to sell the Shares when acting as sales agent for the Company at such prices and in such amounts as the Company instructs such Agent to sell from time to time in accordance with this Agreement, and (ii) if the Company enters into a Confirmation with the Forward Purchaser in accordance with Section 2(b) hereof, the Agent, acting as forward seller on behalf of the Forward Purchaser, agrees to use its commercially reasonable efforts to offer and sell the Forward Hedge Shares to be borrowed by such Forward Purchaser (or its affiliate) at such prices and in such amounts as contemplated by the relevant Forward Instruction Notice, in each case referred to in clauses (i) and (ii) above, on the terms and subject to the conditions set forth in this Agreement and, if applicable, such Terms Agreement or Confirmation. Sales of the Shares, if any, through the Agent acting as sales agent or forward seller will be made (A) in “at the market” offerings (as defined in Rule 415 under the Securities Act) by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made on the NASDAQ, sales made to or through market makers or sales made through other securities exchanges or electronic communications networks and (B) in privately negotiated transactions, which may include block trades, as the Company and the Agent may agree.

(b)            The Shares are to be sold on an agented basis, on any trading day (other than a day on which NASDAQ is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) on which the Company has instructed the Agent to make such sales, on behalf of the Company or on behalf of the Forward Purchaser as forward seller, pursuant to the Instruction Notice or the Forward Instruction Notice, as applicable, the Company has satisfied or the Agent (and, if applicable, the Forward Purchaser) has waived the obligations specified in Sections 5 and 6(j) hereof and, to the extent sales are to be made by the Agent as forward seller on behalf of the Forward Purchaser, no event described in clause (x) or clause (y) of the proviso set forth in the definition of the “Forward Hedge Selling Period” below shall have occurred. On any Trading Day, the Company may: (i) in the case of sales on behalf of the Company, instruct the Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the Agent) as to the maximum number and maximum aggregate gross sales price of Shares to be sold by the Agent on such Trading Day and the minimum price per Share at which such Shares may be sold or, (ii) in the case of a proposed Forward, propose to the Forward Purchaser and the Agent acting as forward seller, by email, to execute a Forward with the parameters specified in the next sentence (in each case of clause (i) and (ii), an “Instruction Notice”); provided, however, that the Company shall not deliver an Instruction Notice in respect of a proposed Forward if the delivery of such Instruction Notice would result in (I) the sum of (1) the number of Confirmation Shares issued under all Confirmations and Alternative Confirmations that have settled as of the contemplated date of delivery, (2) the aggregate “Share Cap” (as defined in each Confirmation) under all Confirmations and Alternative Confirmations outstanding as of the contemplated date of delivery that have not settled and (3) the proposed Share Cap for the Confirmation related to such Instruction Notice exceeding (II) 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement. If the Company desires that the Forward Purchaser enter into a Confirmation and that the Agent sell Forward Hedge Shares as forward seller on behalf of the Forward Purchaser pursuant to such Confirmation in accordance with clause (ii) of Section 2(a) hereof, such Instruction Notice shall be substantially in the form set forth on Exhibit G (or such other form as the parties hereto shall agree) and shall include: (A) the maximum number, maximum aggregate gross sales price and minimum sales price per Share of Forward Hedge Shares to be sold by the Agent over the Forward Hedge Selling Period specified in such notice (such maximum aggregate gross sales price, the “Aggregate Maximum Forward Hedge Amount”) and (B) the desired terms for the related Confirmation. The Forward Purchaser and the Agent (each acting in its sole discretion) shall promptly, and in any event prior to the opening of trading on the Trading Day following the Trading Day on which such Instruction Notice was delivered, choose to (A) accept the terms proposed in such Instruction Notice, (B) decline to participate in the proposed Forward or (C) propose an amended Instruction Notice setting forth the terms upon which the Forward Purchaser and the Agent would participate in the proposed Forward; provided, however, that in the case of clause (C), the Company may accept or reject the terms of such amended Instruction Notice in its sole discretion no later than on the Trading Day following the Trading Day on which such amended Instruction Notice was delivered (an Instruction Notice accepted by the parties hereto in accordance with this sentence, a “Forward Instruction Notice”). Promptly upon the acceptance of a Forward Instruction Notice (and in any event prior to the opening of trading on the immediately following Trading Day), the Company and the Forward Purchaser shall enter into a Confirmation substantially in the form of Exhibit F hereto and consistent with such Forward Instruction Notice. The Company, the Agent and the Forward Purchaser each agree that no such notice under this Section 2(b) shall be effective against the other parties unless it is made by one of the individuals on Schedule II of such party to one of the individuals of the other parties named on Schedule II, as such Schedule II may be amended from time to time by the Company, the Agent and the Forward Purchaser upon delivery to the other parties of an amended Schedule II updating the individuals from such delivering party set forth on Schedule II.

“Forward Hedge Selling Period” means the period of such number of consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Forward Instruction Notice), beginning on the date specified in the such Forward Instruction Notice or, if such date is not a Trading Day, the next Trading Day following such date and ending on the last such Trading Day or such earlier date on which the Agent, as forward seller, shall have completed the sale of Forward Hedge Shares in connection with the relevant Confirmation; provided, however, that if, prior to the scheduled end of any Forward Hedge Selling Period (x) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as a “Termination Settlement Date” (as each such term is defined in the relevant Confirmation) under, and pursuant to the provisions of Section 6 of the relevant Confirmation or (y) a “Bankruptcy Termination Event” (as such term is defined in the relevant Confirmation) occurs, then the Forward Hedge Selling Period shall, upon the Agent, as forward seller, becoming aware of such occurrence, immediately terminate as of the first such occurrence; and provided, further, that any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement.

(c)            Subject to the terms and conditions specified herein and in a related Confirmation, (A) the Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell as sales agent (whether acting on behalf of the Company or as forward seller on behalf of the Forward Purchaser) all of the Shares so designated by the Company in accordance with the Instruction Notice or the Forward Hedge Shares borrowed by the Forward Purchaser pursuant to clause (B) below, as applicable, and (B) the Forward Purchaser shall use its commercially reasonable efforts to borrow or cause its affiliate to borrow at such times as required to settle such sales a number of Forward Hedge Shares sufficient to have an aggregate gross sale price as close as reasonably practicable to the Aggregate Maximum Forward Hedge Amount specified in the Forward Instruction Notice, subject to the other parameters set forth in such Forward Instruction Notice and the terms and conditions of the applicable Confirmation. The Company, the General Partner, the Operating Partnership, the Forward Purchaser and the Agent each acknowledge and agree that (1) there can be no assurance that the Agent will be successful in selling any Shares or that the Forward Purchaser or any of its affiliates will be successful in borrowing, or that the Agent, as forward seller, will be successful in selling any Forward Hedge Shares, (2) the Agent will incur no liability or obligation to the Company, the Operating Partnership, the General Partner, the Forward Purchaser or any other person or entity if it fails to sell Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell such Shares as required by this Agreement (whether acting as sales agent on behalf of the Company or as forward seller on behalf of the Forward Purchaser), (3) neither the Agent nor the Forward Purchaser shall incur any liability for not borrowing, offering or selling any Forward Hedge Shares as a result of any of the circumstances specified in clauses (i) or (ii) of Section 2(i), (4) other than to the extent set forth in the applicable Confirmation, the Forward Purchaser will incur no liability or obligation to the Company, the Operating Partnership, the Agent (as forward seller) or any other person or entity if it or its affiliate does not borrow Forward Hedge Shares for any reason other than a failure by the Forward Purchaser to use its commercially reasonable efforts to borrow or cause its affiliate to borrow such Forward Hedge Shares as required by clause (B) above in this paragraph, and (5) the Agent and the Forward Purchaser shall be under no obligation to purchase Shares on a principal basis, except as otherwise specifically agreed by the Agent, the General Partner, the Operating Partnership and the Company pursuant to a Terms Agreement. Only the Agent or one Alternative Agent will be instructed to sell Shares on a given day (whether acting as sales agent, forward seller or principal). The Company shall not instruct the Agent to offer and sell Shares (whether acting as sales agent, forward seller or principal) during any “Unwind Period” (as defined in and pursuant to any Confirmation or any Alternative Confirmation). In the event of a conflict between the terms of this Agreement and those of a Terms Agreement or any Confirmation (including the related Forward Instruction Notice), the terms of such Terms Agreement or Confirmation, as the case may be, shall control. In acting hereunder, the Agent, as forward seller, will be acting as an agent for the Forward Purchaser and not as principal.

(d)            The Company, the Agent or the Forward Purchaser may, upon notice to the other parties by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by each receiving party), suspend any sale of Shares for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to (i) the Shares sold, or with respect to Shares that the Company has instructed the Agent to sell, hereunder prior to the receipt of such notice or (ii) any Confirmation executed and delivered by the Company and the Forward Purchaser prior to the receipt of such notice under which Forward Hedge Shares have been sold. The Company, the Agent and the Forward Purchaser each agree that no such notice under this Section 2(d) shall be effective against the other parties unless it is made by one of the individuals on Schedule II of such party to one of the individuals of the other parties named on Schedule II, as such Schedule II may be amended from time to time by the Company, the Agent and the Forward Purchaser upon delivery to the other parties of an amended Schedule II updating the individuals from such delivering party set forth on Schedule II.

(e)            Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares offered, issued or sold (including offers and sales of Forward Hedge Shares on behalf of the Forward Purchaser or an Alternative Forward Purchaser, but excluding Confirmation Shares) pursuant to this Agreement, all Alternative Sales Agreements, all Terms Agreements, all Alternative Terms Agreements, all Confirmations and all Alternative Confirmations, exceed the lower of (A) the Maximum Amount and (B) the aggregate gross sales price or number, as the case may be, of Shares (1) available for issuance under the Prospectus and the then currently effective Registration Statement, (2) authorized from time to time to be issued and sold under this Agreement, all Alternative Sales Agreements, all Terms Agreements, all Alternative Terms Agreements, all Confirmations and all Alternative Confirmations by the Company’s board of directors (the “Board”) or an authorized committee thereof or (3) approved for listing on NASDAQ, and, in each case referred to in this clause (B), notified to the Agent in writing. In addition, under no circumstances shall any Shares with respect to which the Agent acts as sales agent or principal be sold at a price lower than the minimum price therefor, if any, authorized from time to time by the Board or an authorized committee thereof and notified to the Agent in writing. The Agent shall have no responsibility for maintaining records with respect to Shares available for sale under the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Shares duly authorized by the Company. In addition, the Agent, when acting as sales agent or forward seller, shall not sell any Shares (including Forward Hedge Shares) in contravention of the instructions set forth in the applicable Instruction Notice or Forward Instruction Notice.

(f)            If the Company, the Agent or the Forward Purchaser believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, such party shall promptly notify the other parties, and sales of Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to (i) any Shares that an Agent has agreed to purchase prior to the giving of such notice pursuant to a Terms Agreement, with respect to any offering or resale of any Shares purchased or to be purchased by an Agent pursuant to a Terms Agreement entered into prior to the giving of such notice, or with respect to any Shares which an investor has agreed to purchase but which have not been delivered to, and paid for by, such investor as contemplated hereby prior to the giving of such notice or (ii) any Confirmation executed and delivered by the Company and the Forward Purchaser prior to the giving of such notice under which Forward Hedge Shares have been sold.

(g)

(i)            Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or request the offer or sale of, any Shares through the Agent as sales agent or forward seller, and, by notice to the Agent, given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Shares, and the Agent shall not be obligated to offer or sell any Shares, (A) during any period in which the Company is, in its reasonable opinion, in possession of material non-public information or (B) except as provided in Section 2(g)(ii) hereof, at any time during the period commencing on the 5th business day prior to the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or similar results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods (each date of such a filing, a “Company Periodic Report Date”), as the case may be, covered by such Earnings Announcement (each time that any such document is filed, a “Filing Time,” and each such period, an “Earnings Period”).

(ii)            Subject to the limitations set forth herein and as otherwise may be mutually agreed upon by the Company, the Agent and the Forward Purchaser, and notwithstanding clause (B) of Section 2(g)(i) hereof, if the Company wishes to offer or sell Shares through the Agent (as sales agent or forward seller) at any time during an Earnings Period, the Company shall (i) prepare and deliver to the Agent and the Forward Purchaser (with a copy to counsel to the Agent and the Forward Purchaser), a Current Report on Form 8-K that shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agent and the Forward Purchaser, (ii) provide the Agent and the Forward Purchaser, with the officers’ certificates, opinions of counsel and accountants’ letters called for by Sections 6(m), (n) and (o), respectively, hereof, (iii) afford the Agent and the Forward Purchaser the opportunity to conduct a reasonable due diligence review in accordance with Section 6(r) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission, then the provisions of Section 2(g)(i)(B) hereof shall not apply for the period from and after the time that the conditions set forth in clauses (i), (ii), (iii) and (iv) of this Section 2(g)(ii), as such conditions may be waived by the Agent and the Forward Purchaser, or modified by mutual agreement of the Company and the Agent and the Forward Purchaser, have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the corresponding Filing Time. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificates, opinions of counsel and accountants’ letters pursuant to this Section 2(g)(ii) shall not relieve the Company from any of its obligations under this Agreement and the Confirmations with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including the obligation to deliver officers’ certificates, opinions of counsel and accountants’ letters as provided in Sections 6(m), (n) and (o), respectively, hereof and (B) this Section 2(g)(ii) shall in no way affect or limit the operation of clause (A) of Section 2(g)(i) hereof, which shall have independent application.

(h)            Any obligation of the Agent to use its commercially reasonable efforts to sell the Shares (whether acting on behalf of the Company as sales agent or as forward seller on behalf of the Forward Purchaser) and of the Forward Purchaser to use its commercially reasonable efforts to borrow and sell through the Agent any Forward Hedge Shares shall in each case be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance in all material respects by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(i)            Notwithstanding anything herein to the contrary, in the event that either (i) the Forward Purchaser is unable to borrow and deliver a number of Forward Hedge Shares equal to the Aggregate Maximum Forward Hedge Amount for sale under this Agreement, as set forth in the relevant Forward Instruction Notice pursuant to Section 2(a)(ii) and Section 2(b) hereof, or (ii) in the commercially reasonable judgment of the Forward Purchaser, it is either impracticable to do so or the Forward Purchaser would incur a stock loan cost that is equal to or greater than 200 basis points per annum to do so, then the Agent, as forward seller, shall be obligated to use commercially reasonable efforts to sell only the aggregate number of Forward Hedge Shares that the Forward Purchaser is able to, and that in the commercially reasonable judgment of the Forward Purchaser it is practicable to, so borrow below such cost. For the avoidance of doubt, the obligations of the Agent or the Forward Purchaser hereunder with respect to the borrowing of or offer or sale of any Forward Hedge Shares in connection with a Forward shall be subject to the related Confirmation being effective and not having been terminated.

3.             Terms of Public Offering.

(a)            The gross sales price of any Shares sold pursuant to this Agreement by the Agent acting as sales agent or forward seller shall be the market price prevailing at the time of sale for shares of the Company’s Common Stock or the price determined through a privately negotiated transaction. The compensation payable to the Agent, acting as sales agent on behalf of the Company, for sales of Shares shall be at a mutually agreed rate, not to exceed 2.0% of the gross sales price of the Shares sold by the Agent pursuant to this Agreement. The foregoing rate of compensation shall not apply when the Agent acts as principal pursuant to a Terms Agreement, in which case the Company may sell Shares to the Agent as principal at a price set forth in such Terms Agreement. The compensation payable to the Agent, acting as forward seller on behalf of the Forward Purchaser, for sales of Forward Hedge Shares shall be reflected in a reduction to the Volume-Weighted Hedge Price (as such term is defined in the applicable Confirmation) not to exceed 2.0%. The remaining proceeds after deducting the Agent’s commission and after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any Governmental Authority in respect of such sales, shall constitute the net proceeds to the Company or the Forward Purchaser, as applicable, for such Shares (“Net Proceeds”). The Agent shall notify the Company as promptly as practicable if any deduction (other than the deduction of commission or discounts payable to the Agent) referenced in the preceding sentence will be made. Notwithstanding the foregoing, in the event the Company engages the Agent as sales agent for a sale of Shares that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company and the Agent will use commercially reasonable efforts to agree to compensation that is customary for the Agent with respect to such transactions, which may exceed 2.0% of the gross sales price.

(b)            If acting as a sales agent or forward seller hereunder, the Agent shall provide written confirmation to the Company and, if acting as a forward seller, the Forward Purchaser, following the close of trading on NASDAQ on each Trading Day on which Shares are sold by the Agent. Such confirmation shall set forth (i) the number of Primary Shares and Forward Hedge Shares sold on such day, (ii) the aggregate gross sales proceeds of such Shares, (iii) the aggregate Net Proceeds to the Company or the Forward Purchaser, as applicable, (iv) the Initial Forward Price (as defined in each applicable Confirmation) as of such day under any Confirmation pursuant to which Forward Hedge Shares were sold on such day (v) and the aggregate compensation payable by the Company to the Agent with respect to such sales. If sales of Forward Hedge Shares are made by the Agent under a Confirmation, promptly, and in no event later than the opening of the first Trading Day following the Hedge Completion Date (as defined in such Confirmation), the Forward Purchaser shall execute and deliver to the Company a Pricing Supplement (as defined in such Confirmation).

4.            Payment and Delivery. Settlement for sales of the Shares pursuant to Section 2 will occur on the second business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company, the Agent and, if applicable, the Forward Purchaser (each such day, a “Settlement Date”). On each Settlement Date for the sale of Shares through the Agent as sales agent for the Company or to an Agent acting as principal (each such day, a “Direct Settlement Date”), such Shares shall be delivered by the Company to the Agent in book-entry form to the Agent’s account at The Depository Trust Company against payment by the Agent of the Net Proceeds from the sale of such Shares in immediately available funds by wire transfer delivered to an account designated by the Company. On each date of settlement for the sale of Forward Hedge Shares through the Agent as forward seller pursuant to Section 2(a)(ii) hereof (each such day, a “Forward Settlement Date”), such Shares shall be delivered by the Forward Purchaser to the Agent in book-entry form to the Agent’s account at The Depository Trust Company against payment by the Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Forward Purchaser. If the Company shall default on its obligation to deliver Shares to the Agent on any Direct Settlement Date (not including, for the avoidance of doubt, any Forward Hedge Shares intended to be borrowed and delivered by the Forward Purchaser under a Confirmation on a Forward Settlement Date), the Company shall (i) indemnify and hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the Agent any commission to which it would otherwise be entitled absent such default. The applicable Net Proceeds on any Direct Settlement Date shall always be delivered substantially simultaneously with the Shares delivered by the Company or the Forward Purchaser, as the case may be.

5.            Conditions to the Agent’s and the Forward Purchaser’s Obligations. The obligations of (i) the Agent hereunder with respect to any Shares that the Company has instructed the Agent to sell as sales agent on behalf of the Company or as forward seller on behalf of the Forward Purchaser, (ii) the Agent hereunder and under any Terms Agreement with respect to any Shares that the Agent has agreed to purchase or has the option to purchase as principal pursuant to any Terms Agreement and (iii) the Forward Purchaser hereunder with respect to Forward Hedge Shares subject to a Forward Instruction Notice are subject to (A) the accuracy of the representations and warranties of the Company, the General Partner and the Operating Partnership contained herein (1) as of each Representation Date, (2) as of each Recommencement Date, (3) as of each Applicable Time, (4) as of each Settlement Date, (5) as of the date such instructions are given to the Agent or the date of such Terms Agreement or Confirmation, as the case may be, and (6) as of each Trade Date (as defined in each Confirmation, if any), (B) the performance in all material respects by the Company, the General Partner and the Operating Partnership of their covenants and other obligations hereunder and, if applicable, under such Terms Agreement or Confirmation, as the case may be, and (C) the following further conditions:

(a)	Subsequent to the execution and delivery of this Agreement:

(i)	There shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible downgrading, in the rating accorded any of the securities of the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)	There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the judgment of the Agent and the Forward Purchaser, is material and adverse and that makes it, in the judgment of the Agent and the Forward Purchaser, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)	The Agent and the Forward Purchaser shall have received on each date and within each time period specified in Section 6(m) hereof a certificate, dated such applicable date and signed by an executive officer of the Company on its own behalf and as General Partner of the Operating Partnership, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company, the General Partner and the Operating Partnership contained in this Agreement that are qualified by materiality are true and correct as of such applicable date and those not so qualified are true and correct in all material respects as of such applicable date and that the Company, the General Partner and the Operating Partnership have complied in all material respects with all of the agreements and satisfied all of the conditions on their respective parts to be performed or satisfied hereunder on or before such applicable date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)	The Agent and the Forward Purchaser shall have received on each date and within each time period specified in Section 6(n) hereof an opinion and 10b-5 letter of the outside counsel for the Company, dated such applicable date, with respect to the matters identified in Exhibit A hereto.

(d)	The Agent and the Forward Purchaser shall have received on each date and within each time period specified in Section 6(n) hereof an opinion of the outside counsel for the Agent, dated such applicable date, covering such matters as the Agent may reasonably request.

(e)	The Agent and the Forward Purchaser shall have received on each date and within each time period specified in Section 6(n) hereof an opinion of the Maryland counsel for the Company, dated such applicable date, with respect to the matters identified in Exhibit B hereto.

(f)	The Agent and the Forward Purchaser shall have received on each date and within each time period specified in Section 6(n) hereof an opinion of the special tax counsel for the Company, dated such applicable date, with respect to the matters identified in Exhibit C hereto.

(g)	The Agent and the Forward Purchaser shall have received on each date and within each time period specified in Section 6(n) hereof a certificate of the General Counsel of the Company, dated such applicable date, with respect to the matters identified in Exhibit D hereto.

(h)	The Agent and the Forward Purchaser shall have received, on each date and within each time period specified in Section 6(o) hereof, a letter dated such applicable date, in form and substance reasonably satisfactory to the Agent and the Forward Purchaser, from Deloitte & Touche LLP, an Independent Registered Public Accounting Firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and its Subsidiaries and certain financial information with respect to the Company and its Subsidiaries contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on any Direct Settlement Date pursuant to any Terms Agreement shall use a “cut-off date” not earlier than two business days prior to the date of such Terms Agreement.

(i)	Upon commencement of the offering of Shares under this Agreement, the Company shall furnish or cause to be furnished promptly to the Agent a certificate of an executive officer of the Company, dated such date, in a form reasonably satisfactory to the Agent and the Forward Purchaser stating the minimum sales price per share, if any, for the sale of such Shares pursuant to this Agreement and the maximum aggregate offering price that may be issued and sold pursuant to this Agreement, as authorized from time to time by the Board or an authorized committee thereof, and the number of Shares that have been approved for listing subject to official notice of issuance, on NASDAQ. For the avoidance of doubt, the obligations of the Company under this Section 5(i) shall be suspended during any Suspension Period.

(j)	The Agent and the Forward Purchaser shall have received, on each date and within each time period specified in Section 6(o) hereof, a letter dated such applicable date, in form and substance reasonably satisfactory to the Agent and the Forward Purchaser, from each accountant who has certified financial statements of any businesses or properties acquired or proposed to be acquired by the Company or a Subsidiary included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus, if any, for purposes of complying with Rule 3-05 or Rule 3-14 of Regulation S-X of the Securities Act, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to such financial statements and certain financial information with respect to such business or properties contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the condition set forth in this Section 5(j) shall not apply if the financial statements of such businesses or properties are no longer included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(k)	The Shares shall have been approved for listing on NASDAQ, subject only to official notice of issuance.

(l)	The Company shall have paid the required Commission filing fees relating to the Shares as specified in Section 6(k).

6.       Covenants of the Company. The Company covenants with the Agent and the Forward Purchaser as follows:

(a)	To furnish to the Agent and the Forward Purchaser, without charge, a signed copy of the Registration Statement (without exhibits thereto), as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Agent and the Forward Purchaser may reasonably request.

(b)	Prior to the completion of the transactions contemplated by this Agreement, all Terms Agreements and all Confirmations or the termination of this Agreement, all Terms Agreements and all Confirmations, before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus (other than any Current Report on Form 8-K and any exhibits thereto or an amendment or supplement providing solely for the determination of the terms of an offering of securities unrelated to the Shares), to furnish to the Agent and the Forward Purchaser a copy of each such proposed amendment or supplement and not to file or use any such proposed amendment or supplement to which the Agent or the Forward Purchaser reasonably objects promptly after receipt thereof, and to file with the Commission in the manner and within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule. In connection with any Terms Agreement, the Company will prepare and file with the Commission, subject to Section 6(f) hereof and as required by Applicable Law, a pricing supplement and/or a prospectus supplement with respect to the offer and sale of Shares covered by such Terms Agreement.

(c)	To furnish to the Agent and the Forward Purchaser a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Agent or the Forward Purchaser reasonably objects, in each case with respect to the Shares. If at any time following issuance of an issuer free writing prospectus with respect to the Shares any event shall occur or condition shall exist as a result of which such issuer free writing prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Agent and the Forward Purchaser and will promptly amend or supplement, at its own expense, such issuer free writing prospectus to eliminate or correct such conflict, untrue statement or omission.

(d)	Not to take any action that would result in the Agent, the Forward Purchaser or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Agent that the Agent otherwise would not have been required to file thereunder, but for the action of the Company.

(e)	[Intentionally Omitted]

(f)	The Company will comply in all respects with the Securities Act and the Exchange Act, including the rules and regulations thereunder, so as to permit the completion of sales of Shares as contemplated in this Agreement, any Terms Agreement and any Confirmation and in the Registration Statement, the Time of Sale Prospectus and the Prospectus. If, during such period after the first date of the public offering of the Shares, in the opinion of counsel for the Agent, the Forward Purchaser or the Company, any event shall occur or condition exist as a result of which it is necessary to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Time of Sale Prospectus or the Prospectus in order that Time of Sale Prospectus or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time such Time of Sale Prospectus or Prospectus, as applicable, is delivered to a purchaser, (iii) amend or supplement the Registration Statement, Time of Sale Prospectus or Prospectus to comply with applicable law (including, without limitation, the Securities Act and Exchange Act) or (iv) supplement the Time of Sale Prospectus or Prospectus with a pricing supplement disclosing the offer and sale of Shares covered by a Terms Agreement, the Company will promptly (A) give the Agent and the Forward Purchaser written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission, to comply with such requirements or disclose such offer and sale of Shares covered by a Terms Agreement and furnish the Agent and the Forward Purchaser with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing and (C) file with the Commission any such amendment or supplement and use its commercially reasonable efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible if the Company is no longer eligible to file an automatic shelf registration statement; provided, however, that the Company shall not file or use any such amendment or supplement to which the Agent or the Forward Purchaser shall reasonably object promptly after receipt of such amendment or supplement.

(g)	To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agent or the Forward Purchaser shall reasonably request.

(h)	The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agent the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(i)	[Intentionally Omitted]

(j)	Whether or not the transactions contemplated in this Agreement, any Terms Agreement or any Confirmation are consummated or this Agreement, all Terms Agreements or all Confirmations are terminated (other than a termination by the Agent where all of the conditions set forth in Section 5 hereof have been satisfied; provided that the foregoing limitation shall not apply to any termination by the Agent pursuant to Section 10 hereof and that under no circumstances shall the Agent be required to reimburse the Company for any of the Company’s costs or expenses), to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, any Terms Agreement and any Confirmation, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Agent and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of any Shares and any Confirmation Shares to the Agent or the Forward Purchaser, as applicable, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares and any Forward Hedge Shares under state securities laws and all expenses in connection with the qualification of the Shares and any Forward Hedge Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agent in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Agent (in an amount not to exceed $10,000) incurred in connection with the review and qualification of the offering of the Shares and any Forward Hedge Shares by FINRA, (v) the cost of printing certificates representing any Shares and any Confirmation Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the document production charges and expenses associated with printing this Agreement, any Terms Agreement or any Confirmation and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in Section 8 entitled “Indemnity and Contribution” below, each of the Agent and the Forward Purchaser will pay all of their respective costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares or delivery of any Confirmation Shares, as applicable, by them and any advertising expenses connected with any offers they may make.

(k)	The Company shall promptly notify the Agent (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall become effective or any amendment or supplement to the Prospectus shall have been filed (other than an amendment or supplement providing solely for the determination of the terms of an offering of securities unrelated to the Shares), (ii) after it receives notice thereof, of comments or any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, or for additional information and (iii) after it receives notice thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement pursuant to Rule 401(g)(2) of the Securities Act or of the issuance of any order preventing or suspending the use of the Prospectus or any other prospectus in respect of the Shares (or any amendment or supplement thereto), or of the suspension of the qualification of any Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement or pursuant to Section 8A of the Securities Act. If the Commission should issue a stop order suspending the effectiveness of the Registration Statement, the Company will use its commercially reasonable efforts to obtain the withdrawal of such order. In the event of any issuance of a notice of objection by the Commission, the Company shall promptly take such reasonable steps as may be necessary to permit offers and sales of the Shares by the Agent as contemplated herein, in any Terms Agreement and in any Confirmation, which may include amending the Registration Statement or filing a new registration statement and paying any associated filing fees. The Company shall pay the required Commission filing fees relating to the Shares prior to the time the initial Prospectus Supplement is filed with the Commission or the time any subsequent Prospectus Supplement that increases the gross offering price or number of Shares that may offered and sold under this Agreement from that referenced in the immediately preceding Prospectus Supplement filed with the Commission.

(l)	If Shares are sold to or through the Agent or an Alternative Agent during a quarterly period, the Company shall disclose in (i) its Quarterly Report on Form 10-Q or its Annual Report on Form 10-K (which, in the case of an Annual Report on Form 10-K, would include the information for the last quarterly period of the most recent fiscal year covered by such Annual Report on Form 10-K), as applicable or (ii) a prospectus supplement filed by the Company with the Commission related to the sale of Shares in the applicable period, the number of Shares sold to or through the Agent and the Alternative Agents and the Net Proceeds to the Company during the period covered by such periodic report, together with any other information that the Company reasonably believes is required to comply with the Securities Act and the Exchange Act with respect to such sales of Shares.

(m)	(A) Upon commencement of the offering of Shares under this Agreement, (B) each time Shares are delivered to the Agent as principal pursuant to a Terms Agreement on a Direct Settlement Date, (C) promptly after (i) each date the Registration Statement or the Prospectus shall be amended or supplemented, as applicable, or a new registration statement relating to the Shares shall become effective (other than (1) by an amendment or supplement providing solely for the determination of the terms of securities, including the Shares, (2) in connection with the filing of a prospectus supplement that contains solely the information set forth in Section 6(l)(ii) hereof or relates solely to the offering of securities unrelated to the Shares or (3) in connection with the filing of any Current Report on Form 8-K (other than any Current Report on Form 8-K which the Company files under the Exchange Act and which contains capsule financial information, financial statements or supporting schedules including any Current Report on 8-K under Item 2.02 of such form that is considered “filed” under the Exchange Act)) (each such date, a “Registration Statement Amendment Date”), (ii) each Company Periodic Report Date, (iii) in the event the Company wishes to offer or sell Shares through the Agent during an Earnings Period, the date on which an Earnings 8-K is filed with the Commission pursuant to Section 2(g)(ii) hereof (a “Company Earnings Report Date”), (iv) each reasonable request by the Agent and the Forward Purchaser (the date of such request, a “Request Date”), and (v) to the extent not duplicative of clause (D) of this Section 6(m), on each Suspension Rescission Date (as defined in Section 6(q)) (each Registration Statement Amendment Date, Company Periodic Report Date, Company Earnings Report Date, Request Date and Suspension Rescission Date, shall hereinafter be referred to as a “Representation Date”) and (D) the date of each recommencement of sales after a Suspension Period in accordance with Section 6(q)(i) hereof or of any Alternative Sales Agreement (a “Recommencement Date”), the Company will furnish or cause to be furnished to the Agent and the Forward Purchaser (with a copy to counsel to the Agent and the Forward Purchaser) a certificate, dated the date of delivery thereof to the Agent, in form and substance reasonably satisfactory to the Agent and the Forward Purchaser and their counsel, of the same tenor as the certificates referred to in Section 5(b) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus and the Time of Sale Prospectus as amended and supplemented to the date of such certificate. The obligations of the Company under this Section 6(m) shall be suspended during any Suspension Period. As used in clause (C) of this Section 6(m), “promptly” shall be deemed to be a period within ten (10) business days after such Representation Date; provided, however, to the extent there shall be a sale of Shares on or following such Representation Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(n)	(A) Upon commencement of the offering of Shares under this Agreement, (B) each time Shares are delivered to the Agent as principal pursuant to a Terms Agreement on a Direct Settlement Date, (C) promptly after each Representation Date and (D) on each Recommencement Date, the Company will furnish or cause to be furnished to the Agent and the Forward Purchaser the written opinions and/or letters of counsel to the Agent and the Forward Purchaser, outside counsel to the Company, Maryland counsel to the Company and special tax counsel to the Company, the certificate of the General Counsel of the Company, dated the date of delivery thereof to the Agent and the Forward Purchaser, in form and substance reasonably satisfactory to the Agent and the Forward Purchaser and their counsel and of the same tenor as the opinions, letters and/or certificates referred to in Sections 5(c), (d), (e), (f), and (g) hereof but modified as necessary to relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended and supplemented to the date of such opinion, letter and/or certificate or, in lieu of any such opinion, letter and/or certificate, counsel or officer last furnishing such opinion, letter and/or certificate to the Agent and the Forward Purchaser shall furnish to the Agent and the Forward Purchaser (with a copy to counsel for the Agent and the Forward Purchaser) with a letter substantially to the effect that the Agent and the Forward Purchaser may rely on such counsel’s or officer’s last opinion, letter and/or certificate to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion, letter and/or certificate shall be deemed to relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended and supplemented to the date of such letter authorizing reliance). In addition, on any Trade Date, the Company will furnish or cause to be furnished to the Agent and the Forward Purchaser the written opinion of outside counsel to the Company, dated the date of delivery thereof to the Agent and the Forward Purchaser, in form and substance reasonably satisfactory to the Agent and the Forward Purchaser and their counsel and of the same tenor as the opinion referred to in Section 5(c), modified as necessary to relate to the applicable Registration Statement, the Time of Sale Prospectus and the Prospectus as amended and supplemented to the date of such opinion. The obligations of the Company under this Section 6(n) shall be suspended during any Suspension Period. As used in clause (C) of this Section 6(n), “promptly” shall be deemed to be a period within ten (10) business days after such Representation Date; provided, however, to the extent there shall be a sale of Shares on or following such Representation Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(o)	(A) Upon commencement of the offering of Shares under this Agreement, (B) each time Shares are delivered to the Agent as principal pursuant to a Terms Agreement on a Direct Settlement Date, (C) promptly after each Representation Date and (D) on each Recommencement Date, the Company will cause Deloitte & Touche LLP (or any successor independent accountants to the Company) and each accountant who has certified financial statements of any businesses or properties acquired or proposed to be acquired by the Company or a Subsidiary included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus, if any, for purposes of complying with Rule 3-05 or Rule 3-14 of Regulation S-X of the Securities Act to each furnish to the Agent and the Forward Purchaser a letter, dated the date of delivery thereof to the Agent and the Forward Purchaser, in form and substance reasonably satisfactory to the Agent and the Forward Purchaser and their counsel, of the same tenor as the letter referred to in Section 5(h) (with respect to the letter to be delivered by Deloitte & Touche LLP or any successor independent accountants to the Company) or Section 5(j) (with respect to the letter to be delivered by each accountant who has certified financial statements of any businesses or properties acquired or proposed to be acquired by the Company or a Subsidiary included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus, if any, for purposes of complying with Rule 3-05 or Rule 3-14 of Regulation S-X of the Securities Act) hereof, as applicable, but modified as necessary to relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended and supplemented, or to the documents incorporated by reference into the Prospectus, to the date of such letter, or, in lieu of any such letter, independent accountants last furnishing such letter to the Agent and the Forward Purchaser shall furnish the Agent and the Forward Purchaser with a letter substantially to the effect that the Agent and the Forward Purchaser may rely on such independent accountant’s last letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last letter shall be deemed to relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended and supplemented to the date of such letter authorizing reliance). The obligations of the Company under this Section 6(o) shall be suspended during any Suspension Period. For avoidance of doubt, the covenant set forth in this Section 6(o) related to each accountant who has certified financial statements of any businesses or properties acquired or proposed to be acquired by the Company or a Subsidiary included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus, if any, for purposes of complying with Rule 3-05 or Rule 3-14 of Regulation S-X of the Securities Act shall not apply if such financial statements are no longer included or incorporated by reference into the Registration Statement, the Time of Sale Prospectus or the Prospectus. As used in clause (C) of this Section 6(o), “promptly” shall be deemed to be a period within ten (10) business days after such Representation Date; provided, however, to the extent there shall be a sale of Shares on or following such Representation Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(p)	(i) If, immediately prior to the third anniversary (“Renewal Deadline”) of the initial effective date of the Registration Statement, this Agreement is still in effect or any Shares purchased by the Agent as principal pursuant to a Terms Agreement remain unsold, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form and substance reasonably satisfactory to the Agent and the Forward Purchaser. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Agent and the Forward Purchaser, and will use its commercially reasonable efforts to cause such registration statement to be declared effective within 120 days after the Renewal Deadline.

(ii) The Company will take all other action reasonably necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated herein or in any Terms Agreement or any Confirmation. If, at any time, during the term of this Agreement or otherwise when Shares purchased by the Agent as principal remain unsold, the Company receives a notice from the Commission pursuant to Rule 401(g)(2) of the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Agent and the Forward Purchaser, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Shares, in form and substance satisfactory to the Agent and the Forward Purchaser, (iii) use its reasonable efforts to cause such new shelf registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Agent and the Forward Purchaser of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. The obligations of the Company under this Section 6(p)(ii) shall be suspended during any Suspension Period.

References herein to the “Registration Statement” shall include any such new shelf registration statement, mutatis mutandis.

(q)	Subject to Section 2(d) hereof, the Company may notify the Agent and the Forward Purchaser by telephone (confirmed promptly by telecopy or email) or by such other method as the Company and the Agent and the Forward Purchaser shall mutually agree, that it does not intend to sell Shares under this Agreement for the period commencing on such date and continuing until the earlier of (i) the date the Company instructs the Agent to sell Shares under this Agreement or (ii) the date on which the Company instructs the Agent and the Forward Purchaser that it is revoking its prior notice to the Agent and the Forward Purchaser that it does not intend to sell Shares pursuant to this Agreement (such period, a “Suspension Period” and, the date referenced to in clause (ii) of this Section 6(q), a “Suspension Rescission Date”). During any such Suspension Period, the Company’s obligations to provide certificates, legal opinions and letters from independent accountants pursuant to Sections 5(i), 6(m), 6(n) or 6(o) hereof shall be automatically suspended and waived.

(r)	The Company will cooperate reasonably promptly with any reasonable due diligence review conducted by the Agent and the Forward Purchaser, or counsel for the Agent and the Forward Purchaser, in connection with the offer and sale of Shares contemplated herein, in any Terms Agreement or in any Confirmation, including upon reasonable notice, providing such information and making available such documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices, as the Agent or the Forward Purchaser may reasonably request.

(s)	The Company will use its reasonable best efforts to effect and maintain the listing of the Shares and any Confirmation Shares on, and satisfy the requirements of, NASDAQ.

(t)	The Company agrees that neither it nor any affiliate of the Company will take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the Exchange Act.

(u)	If, to the knowledge of the Company, any filing required by Rule 424 of the Securities Act in connection with an offering of Shares shall not have been made or the representations and warranties of the Company contained in this Agreement shall not be true and correct on the applicable Settlement Date, the Company shall offer to any person who has agreed to purchase Shares from or through the Agent, the right to refuse to purchase and pay for such Shares; provided that the Agent shall have provided the Company with the identity of any such persons who have agreed to purchase such Shares.

Except during a Suspension Period, during the period beginning on and including the third business day immediately prior to the date on which the Company has instructed the Agent to make sales of Shares under this Agreement through and including the first business day immediately following the related Direct Settlement Date, unless the Company gives the Agent at least three (3) business days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction, the Company will not, without the prior written consent of the Agent: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (other than a universal shelf registration statement that will be automatically effective upon filing with the Commission, a post-effective amendment to the Registration Statement or any Registration Statement or amendment or supplement thereto to register the offer and sale of Shares pursuant to this Agreement, any Alternative Sales Agreement, any Terms Agreement or any Alternative Terms Agreement, as applicable). The foregoing sentence shall not apply to (a) the Shares to be offered and sold and any Confirmation Shares to be issued and delivered pursuant to, as applicable, this Agreement, any Alternative Sales Agreement, any Terms Agreement, any Alternative Terms Agreement, any Confirmation or any Alternative Confirmation, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Agent have been advised in writing, (c) the transfer of shares of the Company’s stock by operation of the provisions of Article VII of the Company’s charter, (d) the issuance of shares of Common Stock, the grant of rights to acquire shares of Common Stock, the reservation of shares of Common Stock for issuance, or the filing of a registration statement on Form S-8 relating to the offering of shares of Common Stock, in each case, pursuant to any of the Company’s stock incentive, compensation, employee stock purchase or similar employee benefit plans described in the Registration Statement and the Time of Sale Prospectus, (e) the entry into an agreement providing for the issuance by the Company of shares of Common Stock (or any security convertible into or exercisable for shares of Common Stock) in connection with strategic investments (including joint ventures) or the acquisition by the Company or any of the Subsidiaries of the securities, business, property or other assets of another person or entity and the issuance of any such shares or securities pursuant to any such agreement; provided that the aggregate number of shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) that the Company may sell or issue or agree to sell or issue pursuant to clause (e) shall not exceed 10% of the total number of shares of the Company’s Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement, any Alternative Sales Agreement, any Terms Agreement, any Alternative Terms Agreement, any Confirmation or any Alternative Confirmation or (f) the issuance, offer or sale of shares of Common Stock and other actions under any forward sale agreement entered into between the Company and the Forward Purchaser, or any Alternative Forward Purchaser, as in effect on the date hereof. Upon receipt of any written notice contemplated above, the Agent may suspend its activity under this Agreement or any Terms Agreement for such period of time as requested by the Company or as may be determined appropriate by the Agent in light of the proposed action.

7.           Covenants of the Agent and the Forward Purchaser. Each of the Agent and the Forward Purchaser covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Agent that otherwise would not be required to be filed by the Company thereunder, but for the action of the Agent or the Forward Purchaser.

8.           Indemnity and Contribution. (a) Each of the Company, the General Partner and the Operating Partnership, jointly and severally, agrees to indemnify and hold harmless the Agent and the Forward Purchaser, each of their respective directors and officers, each person, if any, who controls the Agent or the Forward Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Agent and the Forward Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Agent or the Forward Purchaser furnished to the Company in writing by the Agent or the Forward Purchaser expressly for use therein.

(b)          Each of the Agent and the Forward Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, the General Partner, the Operating Partnership, their respective directors and officers, each person, if any, who controls the Company, the General Partner or the Operating Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Company, the General Partner and the Operating Partnership within the meaning of Rule 405 under the Securities Act to the same extent as the foregoing indemnity from the Company, the General Partner and the Operating Partnership to the Agent and the Forward Purchaser set forth in Section 8(a) above, but only with reference to information relating to the Agent or the Forward Purchaser furnished to the Company in writing by, respectively, the Agent or the Forward Purchaser expressly for use in the Registration Statement, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto. The Company, General Partner and the Operating Partnership acknowledge that the only information furnished in writing by or on behalf of the Agent or the Forward Purchaser for inclusion in the Prospectus shall be the Agent’s or the Forward Purchaser’s name on the cover of the Prospectus and in the first and third paragraphs, as applicable, under the caption “Plan of Distribution” in the Prospectus and the information set forth in the last sentence of the second full paragraph under the caption “Plan of Distribution” in the Prospectus, but only to the extent such information is with respect to the actions of the Agent or the Forward Purchaser and not any Alternative Agent nor any Alternative Forward Purchaser.

(c)            In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (B) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, including different defenses. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Agent and the Forward Purchaser, in the case of parties indemnified pursuant to Section 8(a), by the Company, the General Partner and the Operating Partnership, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder or under any Terms Agreement by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the General Partner and the Operating Partnership, on the one hand, and the Agent and the Forward Purchaser (if applicable), on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company, the General Partner and the Operating Partnership, on the one hand, and of the Agent and the Forward Purchaser (if applicable), on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the General Partner and the Operating Partnership, on the one hand, and the Agent and the Forward Purchaser (if applicable), on the other hand, in connection with the applicable offering of the Shares shall be deemed to be in the same respective proportions as (I) (A) the Net Proceeds (before deducting expenses) for the Shares sold to or through the Agent pursuant to this Agreement, any Terms Agreement and any Confirmation received by the Company, the General Partner or the Operating Partnership (which proceeds shall be deemed to include the aggregate proceeds to be received by the Company pursuant to each Confirmation assuming Physical Settlement (as defined in such Confirmation) of such Confirmation on the applicable Effective Date (as defined in such Confirmation)) and (B) the sum of (1) the total commissions received by the Agent (whether acting as sales agent on behalf of the Company or forward seller on behalf of the Forward Purchaser) pursuant to this Agreement and any Confirmation and, in the case of any Shares purchased by the Agent as principal, discounts received by the Agent under this Agreement and any applicable Terms Agreement and (2) for the Forward Purchaser, the aggregate for all Forwards under this Agreement and the related Confirmations of the product of (x) the Spread (as defined in each Confirmation), net of any commercially reasonable hedging costs and (y) the Initial Number of Shares (as defined in each Confirmation) bear to (II) the aggregate gross sales price of the Shares sold to or through the Agent pursuant to this Agreement, any such Terms Agreements and any such Confirmation. For the avoidance of doubt, the commission to the Agent, acting as forward seller, for sales of Forward Hedge Shares under a Confirmation, shall be deemed to equal, on a per Share basis, the Forward Seller Commission as a percentage reduction to the Volume-Weighted Hedge Price (each as defined in such Confirmation) under such Confirmation. The relative fault of the Company, the General Partner and the Operating Partnership, on the one hand, and the Agent and the Forward Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the General Partner and the Operating Partnership or by the Agent and the Forward Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           The Company, the General Partner, the Operating Partnership, the Agent and the Forward Purchaser agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, neither the Agent nor the Forward Purchaser shall be required to contribute any amount in excess of the amount by which (i) (A) in the case of the Agent, the total gross sale price at which the Shares placed or underwritten by it for sale to the public and (B) in the case of the Forward Purchaser, the aggregate for all Forwards under this Agreement and the related Confirmations of the product of (x) the Spread (as defined in each Confirmation), net of any related stock borrow costs and (y) the Initial Number of Shares (as defined in each Confirmation) exceeds (ii) the amount of any damages that the Agent or the Forward Purchaser, as applicable, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)            The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company, the General Partner and the Operating Partnership contained in this Agreement, any Terms Agreement or any Confirmation shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, any Terms Agreement or any Confirmation, (ii) any investigation made by or on behalf of the Agent or the Forward Purchaser, any of their respective directors or officers, any person controlling the Agent or the Forward Purchaser or any affiliate of the Agent or the Forward Purchaser or by or on behalf of the Company, the General Partner, the Operating Partnership, any of their respective directors or officers or any person controlling the Company, the General Partner and the Operating Partnership and (iii) acceptance of and payment for any of the Shares or any Confirmation Shares.

9.             Amendment; Severability. Except as otherwise provided herein, this Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

10.        Termination.

(a)            This Agreement may be terminated for any reason, at any time, by any of the Company, the Agent or the Forward Purchaser, upon prior written notice to the other parties hereto. Any termination shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent, the Forward Purchaser or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 4 hereof.

(b)            The Agent may terminate a Terms Agreement to which it is a party at any time at or prior to the applicable Direct Settlement Date if (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange or NASDAQ, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Agent’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares subject to such Terms Agreement on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(c)            This Agreement shall remain in full force and effect until such time as Shares having an aggregate gross sales price equal to the Maximum Amount shall have been sold, in the aggregate, under this Agreement, any Alternative Sales Agreement, any Terms Agreement, any Alternative Terms Agreement, any Confirmation and any Alternative Confirmation, at which time this Agreement shall automatically terminate, unless this Agreement is terminated prior thereto pursuant to this Section 10 or otherwise by mutual agreement of the parties; provided, however, that if a Pricing Supplement required to be executed and delivered by the Forward Purchaser pursuant to the last sentence of Section 3(b) hereof has not been executed and delivered on or prior to such date, then the provisions of this Agreement as they relate to the applicable Confirmation shall survive such termination until such time as such Pricing Supplement has been executed and delivered pursuant to such Confirmation. The Company shall promptly notify the Agent and the Forward Purchaser of any automatic termination pursuant to this Section 10(c).

(d)            In the event of any termination under this Section 10, neither party will have any liability to the other party hereto, except that (i) the Agent shall be entitled to any commissions earned in accordance with Section 2(b) hereof, (ii) if at the time of termination (A) the Agent shall own any Shares purchased by it as principal pursuant to a Terms Agreement or (B) the Company has instructed the Agent to offer and sell any Shares but the Settlement Date with respect to such Shares has not occurred, the covenants set forth in Section 6 hereof shall remain in effect until such Shares are resold or so delivered, as the case may be, and (iii) the covenant set forth in Section 6(h) hereof, the provisions of Section 6(j), 8, 13, 15, 17 and 19 hereof and this Section 10 hereof shall remain in effect.

11.        Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

12.        Research Analyst Independence. Each of the Company, the General Partner and the Operating Partnership acknowledges that the research analysts and research departments of the Agent and the Forward Purchaser are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Agent’s and the Forward Purchaser’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. Each of the Company, the General Partner and the Operating Partnership acknowledges that each of the Agent and the Forward Purchaser is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement, any Terms Agreement or any Confirmation.

13.        Entire Agreement.

(a)            This Agreement, together with any Terms Agreement, represents the entire agreement between the Company, the General Partner, the Operating Partnership, the Agent and the Forward Purchaser with respect to the preparation of the Time of Sale Prospectus, the Prospectus, the conduct of the offering and the sale of the Shares.

(b)            Each of the Company, the General Partner and the Operating Partnership acknowledges that in connection with the offering of the Shares: (i) the Agent and the Forward Purchaser have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the General Partner and the Operating Partnership or any other person, (ii) the Agent and the Forward Purchaser owe the Company, the General Partner and the Operating Partnership only those duties and obligations that are expressly set forth as owed to such person in this Agreement, any Terms Agreement and any Confirmation, (iii) the Agent and the Forward Purchaser may each have interests that differ from those of the Company, the General Partner and the Operating Partnership and (iv) none of the activities of the Agent and/or Forward Purchaser in connection with the offering and sale of the Shares or the issuance and delivery of any Confirmation Shares constitutes a recommendation, investment advice or solicitation of any action by the Agent and/or Forward Purchaser with respect to any entity of natural person. Each of the Company, the General Partner and the Operating Partnership waives to the full extent permitted by applicable law any claims it may have against the Agent or Forward Purchaser arising from an alleged breach of fiduciary duty in connection with the offering and sale of the Shares and the issuance and delivery of any Confirmation Shares.

14.        Counterparts; Electronic Signatures. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the New York Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement.

15.        Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or of any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied.

16.        Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17.        Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the General Partner (on its behalf and, to the extent permitted by applicable law, on behalf of its sole trustee and affiliates), the Operating Partnership (on its behalf and, to the extent permitted by applicable law, on behalf of its limited partners and affiliates), the Agent and the Forward Purchaser hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement, any Confirmation or the transactions contemplated hereby or thereby.

18.        Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Agent shall be delivered, mailed or sent to [•], if to the Company, the General Partner or the Operating Partnership shall be delivered, mailed or sent to CyrusOne Inc., 2850 N. Harwood St., Suite 2200, Dallas, Texas 75201, Attention: General Counsel, with a copy to Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York, 10019, Attention: William V. Fogg, Esq. and Michael E. Mariani, Esq.

19.         Recognition of the U.S. Special Resolutions Regimes.

(a)         In the event that any Agent or Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent or Forward Purchaser of this Agreement, any Confirmation or any Terms Agreement and any interest and obligation in or under this Agreement, any Confirmation or any Terms Agreement will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, any Confirmation or any Terms Agreement and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)         In the event any Agent or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Agent or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement, any Confirmation or any Terms Agreement that may be exercised against such Agent or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement, any Confirmation or any Terms Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 19: (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as the term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. § 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(Remainder of Page Intentionally Left Blank)

Very truly yours, CyrusOne Inc.

By:
	Name:	Katherine Motlagh
	Title:	Executive Vice President and Chief Financial Officer

CyrusOne GP

by CyrusOne Inc., as sole trustee of CyrusOne GP

By:
	Name:	Katherine Motlagh
	Title:	Executive Vice President and Chief Financial Officer

CyrusOne LP

by CyrusOne Inc., as sole trustee of CyrusOne GP, as sole general partner of CyrusOne LP

By:
	Name:	Katherine Motlagh
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Sales Agreement]

Accepted as of the date hereof

[SALES AGENT]

By:	[•]

By:
Name:
Title:

[Signature Page to Sales Agreement]

SCHEDULE II

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

CyrusOne Inc.

Diane Morefield

Robert Jackson

Mark Skomal

Michael Schafer

Bruce Duncan

[Agent]

[•]

[Forward Purchaser]

[•]

II-1

EXHIBIT A

MATTERS TO BE COVERED BY OPINION AND 10B-5 LETTER OF OUTSIDE COUNSEL FOR THE COMPANY23

1.             Based solely on certificates from the Secretary of State of the State of Delaware, each of CyrusOne TRS Inc. and Warhol TRS LLC is a corporation or a limited liability company validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate or limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus.

2.             No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal, New York State or, to the extent required under the General Corporation Law of the State of Delaware, Delaware governmental authority is required to be made or obtained by the Company, the General Partner or the Operating Partnership for the execution and delivery of the Sales Agreements, the consummation of the transactions contemplated by the Sales Agreements and the performance by the Company, the General Partner and the Operating Partnership of their respective obligations under the Sales Agreements, other than (i) those that have been obtained or made, (ii) those that may be required under the Securities Act in connection with the use of a “free writing prospectus,” (iii) those that may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Agents or (iv) those as to which the failure to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.4

3.             The execution and delivery of the Sales Agreements, the consummation of the transactions contemplated by the Sales Agreements and the performance by the Company, the General Partner and the Operating Partnership of their respective obligations under the Sales Agreements, (i) will not result in a breach of or constitute a default under the express terms and conditions of any Specified Agreement and (ii) will not violate any law, rule or regulation of the United States of America, the State of New York or the General Corporation Law of the State of Delaware applicable to the Company, the General Partner or the Operating Partnership, except, in the case of clause (ii), such violations that, individually or in the aggregate, would not have a Material Adverse Effect. Our opinion in clause (i) of the preceding sentence relating to the Specified Agreements does not extend to compliance with any financial ratio or limitation in any contractual restriction expressed as a dollar amount (or an amount expressed in another currency). 5

2 Note to Draft: If this opinion is being delivered in connection with the purchase and sale of Shares pursuant to a Terms Agreement, each reference to the Registration Statement and Prospectus will also include the Time of Sale Prospectus.

3 Note to Draft: If this opinion is being delivered on a Trade Date in connection with a Forward, only the opinions set forth in paragraphs 2, 3 and 4 shall be included.

4 Note to Draft: If this opinion is being delivered on a Trade Date in connection with a Forward, each reference to the Sales Agreements in this paragraph will instead refer to the relevant Confirmation and references to the General Partnership and the Operating Partnership will be removed.

5 Note to Draft: If this opinion is being delivered on a Trade Date in connection with a Forward, each reference to the Sales Agreements in this paragraph will instead refer to the relevant Confirmation and references to the General Partnership and the Operating Partnership will be removed.

A-1

4.             Based solely on the certificate dated the date hereof, from an officer of the Company, attached as Exhibit A hereto, the Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

5.             The Registration Statement initially became effective under the Securities Act on May 3, 2019, and, assuming prior payment by the Company of the pay-as-you-go registration fee for the offering of Shares, upon filing of the Prospectus with the Commission the offering of the Shares as contemplated by the Prospectus became registered under the Securities Act; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

6.             The Shares have been duly authorized for listing, subject to official notice of issuance, on the NASDAQ Global Select Market.

In addition to furnishing the opinions set forth above, such counsel shall also deliver a letter6 stating that, subject to certain limitations and qualifications and on the basis of information gained in the course of the performance of the services rendered, that each of the Registration Statement, at the time it was last amended or deemed to be amended, and the Prospectus, as of the date of such letter, appeared or appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations thereunder, except that such counsel does not express any view as to the financial statements and other information of an accounting or financial nature included therein. Furthermore, such counsel shall also advise you that such counsel’s work in connection with this matter did not disclose any information that gave such counsel reason to believe that: (i) the Registration Statement (insofar as relevant to the offering contemplated by the Prospectus), at [•]7, 2021 (the “Applicable Date”), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus, as of its date or as of the date of such letter, included or includes, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, in each case, such counsel does not express any view as to the financial statements and other information of an accounting or financial nature included therein.

6 Note to Draft: No such letter is required if this opinion is being delivered on a Trade Date in connection with a Forward.

7 Note to Draft: Latest effective date.

A-2

EXHIBIT B

MATTERS TO BE COVERED BY OPINION OF MARYLAND COUNSEL FOR THE COMPANY8

1.             The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT, and the Company has all necessary corporate power to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus under the captions “Summary,” “Risk Factors” and “Use of Proceeds” and in the 10-K under the captions “Item 1. Business” and “Item 1A. Risk Factors” (collectively, the “Business Captions”), and to enter into and perform its obligations under the Sales Agreements and any Forward Contract.

2.             The General Partner is a statutory trust duly formed and validly existing under the laws of the State of Maryland and is in good standing with the SDAT, and the General Partner has all necessary trust power to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Prospectus and the 10-K under the Business Captions and to enter into and perform its obligations under the Sales Agreements and any Forward Contract.

3.             The Operating Partnership is a limited partnership duly formed and validly existing under the laws of the State of Maryland and is in good standing with the SDAT, and the Operating Partnership has all necessary limited partnership power to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Prospectus and the 10-K under the Business Captions and to enter into and perform its obligations under the Sales Agreements and any Forward Contract.

4.             The number of shares of authorized stock of the Company is as set forth under the captions “Description of CyrusOne Inc. Common Stock” and “Description of CyrusOne Inc. Preferred Stock” in the Registration Statement and the Prospectus. The issuance of the Outstanding Shares has been duly authorized by all necessary corporate action on the part of the Company, and the Outstanding Shares are validly issued, fully paid and nonassessable, and none of the Outstanding Shares were issued in violation of any preemptive or other similar rights of any security holder of the Company arising under the MGCL or the Charter or the Bylaws.

5.             Based solely on the Officer’s Certificate and any facts otherwise known to us, the Company has not issued any outstanding securities convertible into or exchangeable for, or outstanding options, warrants or other rights to purchase or subscribe for, any shares of stock or other securities of the Company, except as described in the Registration Statement and the Prospectus and except for awards issued under the Incentive Plans. No holder of shares of Common Stock has any preemptive or other similar rights arising under the MGCL or the Charter or the Bylaws.

8 Note to Draft: If this opinion is being delivered in connection with the purchase and sale of Shares pursuant to a Terms Agreement, each reference to the Registration Statement and Prospectus will also include the Time of Sale Prospectus.

6.             The issuance of the Shares pursuant to the Sales Agreements and any Forward Contract has been duly authorized by all necessary corporate action on the part of the Company, and, when and if issued and delivered against payment therefor in accordance with the terms of the Sales Agreements, any Forward Contract, the Resolutions and the Corporate Proceedings, 9 the Shares will be validly issued, fully paid and nonassessable, and no holder of the Shares is or will be subject to personal liability solely by reason of being such a holder.

7.             The Form Certificate complies in all material respects with the requirements of the MGCL and the Charter and the Bylaws. The Shares conform as to legal matters in all material respects to the description thereof set forth in the Registration Statement and the Prospectus under the caption “Description of CyrusOne Inc. Common Stock.”

8.             The issuance of the Shares pursuant to the Sales Agreements and any Forward Contract is not subject to any preemptive or other similar rights of any security holder of the Company arising under the MGCL or the Charter or the Bylaws.

9.             The issuance of the Outstanding Units has been duly authorized by all necessary limited partnership action on the part of the Operating Partnership, and the Outstanding Units have been validly issued pursuant to the Partnership Agreement.

10.           The execution and delivery by each of the Company, the General Partner and the Operating Partnership of, and the performance by each of the Company, the General Partner and the Operating Partnership of its respective obligations under, the Sales Agreements and any Forward Contract have been duly authorized by all necessary corporate, trust and limited partnership action on the part of the Company, the General Partner and the Operating Partnership, respectively, and each of the Company, the General Partner and the Operating Partnership has duly executed and delivered the Sales Agreements.

11.           The execution and delivery by the Company of the Sales Agreements, the issuance and sale of the Shares by the Company to the Sales Agents and the Forward Purchaser pursuant to the Sales Agreements and any Forward Contract, as applicable, and the consummation by the Company of the transactions contemplated by the Sales Agreements and any Forward Contract, do not on the date hereof: (a) conflict with the provisions of the Charter or the Bylaws; (b) other than the securities statutes, rules and regulations of the State of Maryland, as to which we express no opinion, violate any Maryland statute, rule or regulation applicable to the Company; or (c) require any consents, approvals or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any Maryland statute, rule or regulation applicable to the Company that have not been obtained or made, except as may be required in connection with the securities statutes, rules or regulations of the State of Maryland, as to which we express no opinion.

9 Note to Draft: “Corporate Proceedings” will be defined as the approval of pricing terms by the Board, a committee thereof, or the authorized officers.

12.           The execution and delivery by the General Partner of the Sales Agreements, the issuance and sale of the Shares by the Company to the Sales Agents and the Forward Purchaser pursuant to the Sales Agreements and any Forward Contract, as applicable, and the consummation by the General Partner of the transactions contemplated by the Sales Agreements and any Forward Contract, do not on the date hereof: (a) conflict with the provisions of the Declaration of Trust; (b) other than the securities statutes, rules and regulations of the State of Maryland, as to which we express no opinion, violate any Maryland statute, rule or regulation applicable to the General Partner; or (c) require any consents, approvals or authorizations to be obtained by the General Partner from, or any registrations, declarations or filings to be made by the General Partner with, any governmental authority under any Maryland statute, rule or regulation applicable to the General Partner that have not been obtained or made, except as may be required in connection with the securities statutes, rules or regulations of the State of Maryland, as to which we express no opinion.

13.           The execution and delivery by the Operating Partnership of the Sales Agreements, the issuance and sale of the Shares by the Company to the Sales Agents and the Forward Purchaser pursuant to the Sales Agreements and any Forward Contract, as applicable, and the consummation by the Operating Partnership of the transactions contemplated by the Sales Agreements and any Forward Contract, do not on the date hereof: (a) violate the provisions of the Partnership Agreement; (b) other than the securities statutes, rules and regulations of the State of Maryland, as to which we express no opinion, violate any Maryland statute, rule or regulation applicable to the Operating Partnership; or (c) require any consents, approvals or authorizations to be obtained by the Operating Partnership from, or any registrations, declarations or filings to be made by the Operating Partnership with, any governmental authority under any Maryland statute, rule or regulation applicable to the Operating Partnership that have not been obtained or made, except as may be required in connection with the securities statutes, rules or regulations of the State of Maryland, as to which we express no opinion.

14.           The execution and delivery by each of the Company and the General Partner of, and the performance by each of the Company and the General Partner of its respective obligations under, the Partnership Agreement have been duly authorized by all necessary corporate and trust action on the part of the Company and the General Partner, respectively, and each of the Company and the General Partner has duly executed and delivered the Partnership Agreement, and the Partnership Agreement constitutes a valid and binding agreement of the Company and the General Partner, enforceable against the Company and the General Partner in accordance with its terms.

15.           The information in (a) the 10-K under the caption “Risk Factors–Risks Related to our Organizational Structure,” and (b) the Registration Statement and the Prospectus under the captions “Description of CyrusOne Inc. Common Stock,” “Description of CyrusOne Inc. Preferred Stock,” “Description of the Partnership Agreement of CyrusOne LP” and “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” as supplemented by the Description of Securities Exhibit10, and in Part II of the Registration Statement under the caption “Item 15. Indemnification of Directors and Officers,” in each case insofar as it constitutes summaries of Maryland law, the Charter, the Bylaws or the Partnership Agreement, or legal conclusions related thereto, has been reviewed by us and is correct in all material respects.

10 Note to Draft: “Description of Securities Exhibit” will be defined as the “Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934” in Exhibit 4.5 to the Company’s most recent annual report on Form 10-K.

EXHIBIT C

MATTERS TO BE ADDRESSED IN TAX OPINION OF SPECIAL TAX COUNSEL FOR THE COMPANY

1.         Commencing with its taxable year ended on December 31, 2013, CyrusOne has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

2.        Although the discussion set forth in the Prospectus under the heading “U.S. Federal Income Tax Considerations” does not purport to discuss all possible U.S. Federal income tax consequences of the ownership and disposition of shares of Common Stock, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary under current law of the material U.S. Federal income tax consequences of the ownership and disposition of shares of Common Stock, subject to the qualifications set forth therein. The U.S. Federal income tax consequences of the ownership and disposition of shares of Common Stock by a holder will depend upon that holder’s particular situation, and we express no opinion as to the completeness of the discussion set forth in “U.S. Federal Income Tax Considerations” as applied to any particular holder.

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EXHIBIT D

MATTERS TO BE COVERED BY CERTIFICATE OF GENERAL COUNSEL

1.             To my knowledge, there are no legal or governmental proceedings pending to which the Company or its Subsidiaries is a party or of which any property or assets of the Company or its Subsidiaries is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in the Sales Agreement); and to my knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

2.             To my knowledge, neither the Company nor any of its Subsidiaries is a party to any agreement that would require the inclusion of any securities of the Company owned by any person or entity other than the Company (i) in the Registration Statement, other than those securities that have been included in the Registration Statement, or (ii) in the offering contemplated by the Sales Agreement11, except as has been duly waived.

11 Note to Draft: If this certificate is being delivered in connection with the purchase and sale of Shares pursuant to a Terms Agreement, each reference to the Sales Agreement will also include such Terms Agreement

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EXHIBIT E

Common Stock
($0.01 par value)

TERMS AGREEMENT

[•], 20[•]

[NAME OF AGENT]

[ADDRESS OF AGENT]

Ladies and Gentlemen:

CyrusOne Inc., a Maryland corporation (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in that certain Sales Agreement, dated May 3, 2021 (“Sales Agreement”), between the Company, CyrusOne GP, a Maryland statutory trust (the “General Partner”), which is a subsidiary of the Company and the sole general partner of CyrusOne LP, a Maryland limited partnership and subsidiary of the Company (the “Operating Partnership”), and the Operating Partnership and [•], as sales agent, forward seller and/or principal (in any such capacity, the “Agent”), and [•], as forward purchaser, to issue and sell to the Agent as principal for resale the shares of its Common Stock specified in Schedule I hereto (“Purchased Shares”). The Company also proposes to issue and sell to the Agent the additional shares of Common Stock specified in the Schedule I hereto (“Additional Shares”), if and to the extent that the Agent shall have determined to exercise its right to purchase such Additional Shares.

Subject to the terms and conditions set forth herein and in the Sales Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent and the latter agrees to purchase from the Company the number of the Purchased Shares on the Direct Settlement Date, at the time and place and at the purchase price (“Purchase Price”) set forth in the Schedule I hereto.

In addition, the Company agrees to sell to the Agent the Additional Shares, and the Agent shall have the right to purchase up to [•] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Agent for any Additional Shares shall be reduced by an amount per Share equal to any dividends declared by the Company and payable on the Purchased Shares but not payable on such Additional Shares. The Agent may exercise this right in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Agent and the date on which such Additional Shares are to be purchased (such date and time being herein referred to as the “Option Settlement Date”). Each Option Settlement Date must be at least one business day after the written notice is given and may not be earlier than the Direct Settlement Date for the Purchased Shares set forth in Schedule I hereto, nor later than ten business days after the date of such notice.

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Payment of the Purchase Price for any Additional Shares shall be made to the Company in federal or other funds immediately available in New York City against delivery of such Additional Shares for the account of the Agent at 10:00 a.m., New York City time, on the Option Settlement Date or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as shall be designated in writing by you. For purposes of clarity, the parties hereto agree that, unless otherwise mutually agreed by the parties in writing, any Option Settlement Date shall be a Direct Settlement Date requiring compliance with the provisions of Sections 6(m), (n) and (o) of the Sales Agreement.

The Purchased Shares and any Additional Shares shall be registered in such names and in such denominations as the Agent shall request in writing not later than one full business day prior to the Settlement Date or the applicable Option Settlement Date, as the case may be. The Purchased Shares and any Additional Shares shall be delivered to the Agent on the Direct Settlement Date or an Option Settlement Date, as the case may be, with any transfer taxes payable in connection with the transfer of the Shares to the Agent duly paid, against payment of the Purchase Price therefor.

Each of the provisions of the Sales Agreement not specifically related to the solicitation by the Agent, as sales agent of the Company, of offers to purchase Shares is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provision had been set forth in full herein, mutatis mutandis. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Sales Agreement. Each reference to the Prospectus (including any covenants or representations and warranties relating thereto) shall be deemed to refer to the Prospectus, as amended and supplemented to relate to the Purchased Shares and the Additional Shares, and each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement, the Direct Settlement Date and any Option Settlement Date.

THIS TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK, OR OF ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED.

[Signature page follows.]

E-2

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Sales Agreement incorporated herein by reference, will become a binding agreement between the Agent and the Company in accordance with its terms.

Very truly yours, CyrusOne Inc.

By:
Name:
Title:

CyrusOne GP

by CyrusOne Inc., as sole trustee

By:
	Name:	Katherine Motlagh
	Title:	Executive Vice President and Chief Financial Officer

CyrusOne LP

by CyrusOne Inc., as sole trustee of CyrusOne GP, as sole general partner of CyrusOne LP

By:
	Name:	Katherine Motlagh
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Terms Agreement]

Accepted as of the date hereof

[•]

By:	[•]

By:
Name:
Title:

[Signature Page to Terms Agreement]

Schedule I to Terms Agreement

Title of Purchased Shares and Additional Shares:	CyrusOne Inc. common stock ($0.01 par value).

Number of Purchased Shares:	[•]

Number of Additional Shares:	[•]

Price to public:	[•]

Purchase Price:	[•]

Method of Payment of Purchase Price:	By wire transfer to a bank account specified by the Company in immediately available funds.

Method of delivery:	Free delivery of the Shares to the Agent’s account at The Depository Trust Company against payment of the Purchase Price.

Direct Settlement Date, time and location:	[•]

Documents to be delivered at the Direct Settlement Date:

The following documents referred to in the Sales Agreement shall be delivered as a condition to the closing at the Direct Settlement Date:

(1) The officer’s certificates referred to in Section 5(b) and (i).

(2) The opinions referred to in Sections 5(c), (d), (e) and (f).

(3) The general counsel’s certificate referred to in Section 5(g).

(4) The accountant’s letter referred to in Section 5(h).

Documents to be delivered at the Option Settlement Date:	The obligations of the Agent to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Settlement Date of such documents as you may reasonably request with respect to the good standing of the Company, the General Partner and the Operating Partnership, the due authorization and issuance of the Additional Shares to be sold on such Option Settlement Date and other matters related to the issuance of such Additional Shares.

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EXHIBIT F

FORM OF REGISTERED FORWARD CONFIRMATION

To:	CyrusOne Inc. 2850 N. Harwood St., Suite 2200 Dallas, Texas 75201

From:	[DEALER NAME AND NOTICE INFORMATION]

Date:	[__]

Ladies and Gentlemen:

The purpose of this letter agreement is to set forth certain terms and conditions of the Transaction entered into between [DEALER NAME] (“Dealer”) and CyrusOne Inc. (“CONE”) in accordance with and subject to the terms of the Sales Agreement (as defined below) and subject to the terms set forth in the Forward Instruction Notice (as defined in the Sales Agreement), dated as of [__], relating to the Transaction, on the Trade Date specified below (the “Transaction”). This letter agreement, as supplemented by the pricing supplement in respect of the Transaction setting forth certain additional terms of the Transaction determined in accordance with the terms of this Confirmation, the Sales Agreement and the Forward Instruction Notice and in substantially the form of Annex A hereto (the “Pricing Supplement”), shall be a “Confirmation” for purposes of the Agreement specified below and a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This Confirmation, as supplemented by the Pricing Supplement, shall evidence a complete and binding agreement between Dealer and CONE as to the terms of the Transaction to which it relates and replaces any previous agreement between the parties with respect to the subject matter hereof. This Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”) as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). For purposes of the Equity Definitions, the Transaction will be deemed to be a Share Forward Transaction. This Confirmation shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the 2002 ISDA Master Agreement (the “ISDA Form”), as published by ISDA, as if Dealer and CONE had executed the ISDA Form on the date hereof (but without any Schedule except for (i) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law) as the governing law and US Dollars (“USD”) as the Termination Currency, (ii) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to CONE and Dealer, with a “Threshold Amount” equal to USD 50 million applicable as to CONE, and 3% of [shareholders’] / [members’] equity of [Dealer] / [[__], a [__] (“Dealer Parent”)] as of the date hereof applicable as to Dealer; provided that (a) the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of such Section 5(a)(vi) of the Agreement, (b) the following sentence shall be added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (i) the default was caused solely by error or omission of an administrative or operational nature; (ii) funds were available to enable the party to make the payment when due; and (iii) the payment is made within three Local Business Days of such party’s receipt of written notice of its failure to pay.”; (c) the term “Specified Indebtedness” shall have the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business; and (iii) the elections set forth in Section 11 of this Confirmation.

The Transaction evidenced by this Confirmation, together with any other registered forward transactions (each, an “Additional Transaction”, and a confirmation relating to such Additional Transaction, an “Additional Confirmation”) entered into between Dealer and CONE pursuant to the terms of the Sales Agreement dated [•], 2021 between CONE, CyrusOne GP, CyrusOne LP, Dealer, as forward purchaser, and [DEALER] / [DEALER’S AFFILIATE], as sales agent, forward seller and/or principal (the “Sales Agreement”), shall be the sole Transaction(s) under the Agreement. If there exists any ISDA Master Agreement between Dealer or any of its Affiliates[, including Dealer Parent] (each, a “Dealer Affiliate”), and CONE or any confirmation or other agreement between a Dealer Affiliate and CONE pursuant to which an ISDA Master Agreement is deemed to exist between such Dealer Affiliate and CONE, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer Affiliate and CONE are parties, the Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement.

If, in relation to this Transaction, there is any inconsistency between the Agreement, this letter agreement, the Pricing Supplement and the Equity Definitions, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) the Pricing Supplement; (ii) this letter agreement; (iii) the Equity Definitions; and (iv) the Agreement.

Set forth below are the terms and conditions that, together with the terms and conditions set forth in the Pricing Supplement, shall govern the Transaction.

General Terms:

Trade Date:	[__].[12]

Effective Date:	The first Clearance System Business Day on or after the Trade Date on which Shares sold in accordance with the terms and conditions of the Sales Agreement and the Forward Instruction Notice through [AGENT NAME], acting as forward seller for Dealer pursuant to the Sales Agreement (in such capacity, the “Agent”), have settled.

Buyer:	Dealer.

Seller:	CONE.

Final Date:	[__][13] or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day.

Shares:	The shares of common stock, par value $0.01 per Share, of CONE (Ticker: “CONE”).

Number of Shares:	Until the first Settlement Date, the Initial Number of Shares, and thereafter as reduced on each Settlement Date by the number of Settlement Shares settled on such date (in the case of Physical Settlement) or the number of Settlement Shares for the applicable Settlement (in the case of Cash Settlement or Net Share Settlement).

Initial Number of Shares:	The aggregate number of Shares sold through the Agent acting as forward seller for Dealer in accordance with the terms and conditions of the Sales Agreement and the Forward Instruction Notice during the Forward Hedge Selling Period.

Forward Price:	On the Hedge Completion Date, the Initial Forward Price and on any day thereafter, the product of the Forward Price on the immediately preceding calendar day and 1 + the Daily Rate * (1/365);

12 To be the date on which the Forward Confirmation is executed.

13 To be as set forth in the Forward Instruction Notice.

provided that the Forward Price on each Forward Price Reduction Date shall be the Forward Price as determined in accordance with the foregoing for such date minus the Forward Price Reduction Amount for such Forward Price Reduction Date;

Notwithstanding the foregoing, to the extent CONE delivers Shares hereunder on or after a Forward Price Reduction Date and on or before the record date for an ordinary cash dividend with an ex-dividend date corresponding to such Forward Price Reduction Date, the Calculation Agent shall adjust the Forward Price to the extent it determines, in good faith, that such an adjustment is appropriate to preserve the economic intent of the parties (taking into account Dealer’s commercially reasonable hedge positions in respect of the Transaction).

Notwithstanding any other provision herein to the contrary, the Forward Price shall in no event be less than $0.01 per Share.

Initial Forward Price:	The Volume-Weighted Hedge Price.

Volume-Weighted Hedge Price:	The product of (i) 100% minus the Forward Seller Commission and (ii) the volume-weighted average, as determined by the Calculation Agent, of the per Share prices at which sales of Shares by Agent in accordance with the terms and conditions of the Sales Agreement are executed on behalf of Dealer as Forward Purchaser (for the avoidance of doubt, excluding any commissions) in the Forward Hedge Selling Period; provided that, solely for the purposes of calculating the Initial Forward Price, such sale prices (other than, with respect to the application of the Daily Rate, the sale prices for the Hedge Completion Date) shall be subject to adjustment by the Calculation Agent by application of the Daily Rate and, if a Forward Price Reduction Date occurs in the Forward Hedge Selling Period, the applicable Forward Price Reduction Amount, in each case in the same manner as adjustments are made to the Forward Price pursuant to the definition thereof.

Forward Seller Commission	[__]%.[14]

Forward Hedge Selling Period:	As defined in the Sales Agreement.

Hedge Completion Date:	The earliest of (i) the date specified by Dealer in accordance with the Sales Agreement by written notice to CONE, (ii) any Settlement Date, (iii) [DATE][15] and (iv) such date on which the Agent, as forward seller, shall have completed the sale of Forward Hedge Shares (as defined in the Sales Agreement) in connection with this Confirmation. As promptly as reasonably practicable, and in no event later than the Scheduled Trading Day immediately following the Hedge Completion Date, Dealer will furnish CONE with the Pricing Supplement confirming the Hedge Completion Date, the Initial Number of Shares as of the Hedge Completion Date and the Initial Forward Price, each determined in accordance with the terms hereof.

14 To be as set forth in the Forward Instruction Notice.

15 To be the last Trading Day of the Forward Hedge Selling Period, as set forth in the Forward Instruction Notice.

Daily Rate:	For any day, the USD-Federal Funds Rate minus the Spread.

Spread:	[__]%.[16]

USD-Federal Funds Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate” as such rate is displayed on the page “OBFR01 <Index> <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that if no such rate appears for such day on such page, the rate for such day will be determined by the Calculation Agent based on its estimate of the prevailing USD overnight bank funding rate for such day.

Forward Price Reduction Dates:	As specified in Schedule A to this Confirmation.[17]

Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount per Share set forth opposite such date on Schedule A.

Exchange:	NASDAQ Global Select Market.

Related Exchange:	All Exchanges.

Clearance System:	The Depository Trust Company.

Prepayment:	Not Applicable.

Variable Obligation:	Not Applicable.

Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line hereof.

Settlement Terms:

Settlement Currency:	USD.

Unwind Period:	The period from and including the first Exchange Business Day following the date CONE elects, in accordance with the Settlement Notice Requirements (as defined below), Cash Settlement or Net Share Settlement in respect of a Settlement Date through the second Scheduled Trading Day preceding such Settlement Date, subject to “Termination Settlement” as described in Section 6 below and subject to Dealer’s right to designate a Settlement Date as described in paragraph (iv) of the proviso under the caption “Settlement Method Election”.

16 To be as set forth in the Forward Instruction Notice.

17 To be as set forth in the Forward Instruction Notice.

Unwind Dates:	For any Settlement for which Cash Settlement or Net Share Settlement is applicable, each Scheduled Trading Day during the Unwind Period on which Dealer (or its agent or affiliate), as Hedging Party, purchases Shares in the market in connection with such Settlement.

Settlement:	Any Physical Settlement, Cash Settlement or Net Share Settlement of all or any portion of the Transaction.

Settlement Method Election:	Applicable, with CONE as the Electing Party; provided that:

(i) Net Share Settlement shall be deemed to be included as an additional settlement method under Section 7.1 of the Equity Definitions;

(ii) Physical Settlement shall be the Default Settlement Method;

(iii) CONE may elect Cash Settlement or Net Share Settlement for any Transaction only by means of a Settlement Notice meeting the Settlement Notice Requirements; and

(iv) Notwithstanding any election to the contrary in any Settlement Notice, Physical Settlement shall be applicable:

(A) to all of the Settlement Shares designated in such Settlement Notice if, on the date such Settlement Notice is received by Dealer, (I) the trading price per Share on the Exchange (as determined by the Calculation Agent) is less than (x) $[  ][18] or (y) if the Minimum Price per Share (as defined in the Forward Instruction Notice) is adjusted by CONE during the Forward Hedge Selling Period, the amount equal to 50% of the Minimum Price per Share (as so adjusted) (the “Threshold Price”) or (II) Dealer, as Hedging Party, determines, in good faith and in its commercially reasonable judgment, that it would be unable to purchase a number of Shares in the market sufficient to unwind its commercially reasonable hedge position in respect of the portion of the Transaction represented by such Settlement Shares by the end of the Unwind Period for such Settlement (taking into account any Additional Transactions with overlapping “Unwind Periods” (as defined in the applicable Additional Confirmation)) (x) in a manner that would, if Dealer were CONE or an affiliated purchaser of CONE, be subject to the safe harbor provided by Rule 10b- 18(b) under the Exchange Act or (y) in the good faith, commercially reasonable judgment of Dealer, as Hedging Party, due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”), in which case Dealer may, by written notice to CONE, no fewer than two Scheduled Trading Days prior thereto, specify any Scheduled Trading Day prior to the Settlement Date originally designated in the Settlement Notice as the Settlement Date; or

18 To be specified for each Transaction, to be no greater than 50% of the Minimum Price specified in the Forward Instruction Notice.

(B) to all or a portion of the Settlement Shares designated in such Settlement Notice if on any Scheduled Trading Day during the relevant Unwind Period, (I) the trading price per Share on the Exchange (as determined by the Calculation Agent) is less than the Threshold Price or (II) Dealer, as Hedging Party, determines in good faith and in a commercially reasonable manner, (x) that a Trading Condition has occurred or (y) that it would be unable to purchase a number of Shares in the market sufficient to unwind its commercially reasonable hedge position in respect of the portion of the Transaction represented by such Settlement Shares by the end of the Unwind Period for such Settlement (taking into account any Additional Transactions with overlapping “Unwind Periods” (as defined in the applicable Additional Confirmation)) due to the occurrence of five or more consecutive Disrupted Days during such Unwind Period, in which case: (i) Dealer, as Hedging Party, may, by written notice to CONE, no fewer than two Scheduled Trading Days prior thereto, specify any Scheduled Trading Day prior to the Settlement Date originally designated in the Settlement Notice as the Settlement Date, in which case the last Unwind Date of such Unwind Period shall be deemed to occur on the date of such notice, and (ii) on the Settlement Date so designated by Dealer, the Settlement Method originally elected by CONE in such Settlement Notice shall apply in respect of the portion of the Settlement Shares, if any, for which Dealer, as Determining Party, has determined an Unwind Purchase Price during such Unwind Period, and an additional Physical Settlement shall apply to the remainder of the Settlement Shares designated in such Settlement Notice; provided that Dealer, as Hedging Party, may in its good faith discretion elect that the Settlement Method originally elected by CONE in such Settlement Notice shall apply.

Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Final Date that is:

(A) designated by CONE as a “Settlement Date” by a written notice to Dealer (a “Settlement Notice”) that satisfies the applicable Settlement Notice Requirements and is delivered to Dealer no less than (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Physical Settlement applies, and (ii) [__] [19] Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Cash Share Settlement or Net Share Settlement applies; provided that if Dealer (or its agent or affiliate) shall fully unwind its hedge with respect to a portion of the Number of Shares to be settled during an Unwind Period by a date that is more than one Settlement Cycle prior to a Settlement Date specified above, Dealer may, by written notice to CONE, no fewer than two Scheduled Trading Days prior thereto, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date;

19 To be as set forth in the Forward Instruction Notice.

(B) designated by Dealer as a Settlement Date pursuant to the “Termination Settlement” provisions of Section 6 below; or

(C) designated by Dealer as a Settlement Date pursuant to paragraph (iv) of the proviso under the caption “Settlement Method Election” above;

provided that, notwithstanding the absence of Settlement Notice, the Final Date will be a Settlement Date if on such Final Date the number of Undesignated Shares is greater than zero.

Settlement Shares:	(i) With respect to any Settlement Date other than the Final Date:

(A) the number of Shares designated as such by CONE in the relevant Settlement Notice, such number of Shares not to exceed the Undesignated Shares (as defined below) on the date such notice is delivered to Dealer or

(B) the number of Shares designated by Dealer pursuant to the “Termination Settlement” provisions of Section 6 below or pursuant to the proviso under the caption “Settlement Method Election”;

(ii) with respect to the Settlement Date on the Final Date, a number of Shares equal to the Undesignated Shares at that time.

Settlement Notice Requirements:	A Settlement Notice shall be in writing and shall specify (i) the number of Settlement Shares for such Settlement (not to exceed the number of Undesignated Shares as of the date of such Settlement Notice) and (ii) the Settlement Method applicable to such Settlement; provided that a Settlement Notice delivered by CONE that specifies Cash Settlement or Net Share Settlement will be effective to establish a Settlement Date with respect to a Cash Settlement or a Net Share Settlement only if CONE represents and warrants to Dealer in such Settlement Notice that, as of the date of such Settlement Notice, (A) CONE is not aware of any material nonpublic information concerning itself or the Shares, (B) CONE is electing the settlement method and designating the Settlement Date specified in such Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the Exchange Act, (C) CONE is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)), (D) CONE would be able to purchase a number of Shares equal to (x) the number of Settlement Shares designated in such Settlement Notice, in the case of the election of Cash Settlement, and (y) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the then current Forward Price, in case of an election of Net Share Settlement, in compliance with the laws of CONE’s jurisdiction of organization; (E) CONE is not electing Cash Settlement or Net Share Settlement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) and (F) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law, regulation or supervisory guidance applicable to CONE, or any order or judgement of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by CONE with respect to such election or settlement have been obtained and are in full force and all conditions of any such consents have been complied with.

Electing Party:	CONE.

Undesignated Shares:	As of any date, the Number of Shares minus the number of Shares designated as Settlement Shares for Settlements for which Settlement Notice has been given but the related Settlement Date has not yet occurred.

Physical Settlement:	Notwithstanding Section 9.2(a)(i) of the Equity Definitions, on the Settlement Date for any Physical Settlement, Dealer shall pay to CONE, by wire transfer of immediately available funds, an amount equal to the Forward Price on the relevant Settlement Date multiplied by the number of Settlement Shares for such Settlement, and CONE shall deliver to Dealer such Settlement Shares through the Clearance System.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, (x) if the Forward Cash Settlement Amount is greater than zero, CONE shall pay to Dealer the Forward Cash Settlement Amount, and (y) if the Forward Cash Settlement Amount is less than zero, then Dealer shall pay to CONE the absolute value of the Forward Cash Settlement Amount.

Net Share Settlement:	On any Settlement Date in respect of which the Net Share Settlement applies, if the Net Share Settlement Amount is greater than zero, CONE shall deliver a number of Shares, valued at the Unwind Purchase Price, equal to such Net Share Settlement Amount (rounded down to the nearest integer) to Dealer, and if the Net Share Settlement Amount is less than zero, Dealer shall deliver a number of Shares, valued at the Unwind Purchase Price, equal to the absolute value of the Net Share Settlement Amount (rounded down to the nearest integer) to CONE, in either case, in accordance with Section 9.4 of the Equity Definitions, with the Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4, and, in either case, plus cash in lieu of any fractional Shares included in the Net Share Settlement Amount but not delivered due to rounding required hereby, valued at the relevant Unwind Purchase Price.

Net Share Settlement Amount:	For any Net Share Settlement, an amount equal to (i) the Forward Cash Settlement Amount divided by the Unwind Purchase Price for such number of Settlement Shares plus (ii) a number of Shares, valued at the Unwind Purchase Price (determined as if, solely for purposes of this clause (ii), the reference to the phrase “on each Unwind Date during the Unwind Period relating to such Settlement” in the definition of “Unwind Purchase Price” were instead deemed to refer, in respect of any relevant Forward Price Reduction Date, to the phrase “during a commercially reasonable period of time corresponding to the relevant Forward Price Reduction Date”), equal to the aggregate Unwind Adjustment Amount(s), if any, for the relevant Unwind Period, as determined by the Calculation Agent.

Forward Cash Settlement Amount:	Notwithstanding Section 8.5(c) of the Equity Definitions, the Forward Cash Settlement Amount for any Cash Settlement or Net Share Settlement of any Transaction shall be (i) the number of Settlement Shares for such Settlement multiplied by (ii) the amount equal to (a) the Unwind Purchase Price minus (b) the Relevant Forward Price.

Relevant Forward Price:	For any Cash Settlement or Net Share Settlement, as determined by the Calculation Agent, the weighted average Forward Price per Share on each Unwind Date during the Unwind Period relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate on each such Unwind Date in connection with such Settlement).

Unwind Purchase Price:	For any Cash Settlement or Net Share Settlement, as determined by the Calculation Agent, the weighted average price per Share at which Dealer, as Hedging Party (or its agent or affiliate acting on behalf of the Hedging Party) purchases Shares on each Unwind Date during the Unwind Period relating to such Settlement, including, for the avoidance of doubt, purchases on any Disrupted Day in part (weighted based on the number of Shares purchased by Dealer or its agent or affiliate, as Hedging Party, at each such price per Share in connection with unwinding its commercially reasonable hedge position in connection with such Settlement), taking into account Shares to be delivered or received if Net Share Settlement applies and the restrictions of Rule 10b- 18 under the Exchange Act agreed to hereunder, plus USD 0.02 per Share.

Unwind Adjustment Amount:	For any Net Share Settlement, for any Forward Price Reduction Date that occurs during the period from, and including, the date one Settlement Cycle immediately following the relevant first Unwind Date to, and including, the date one Settlement Cycle immediately following the last Unwind Date of the Unwind Period, an amount determined by the Calculation Agent equal to the product of (i) the Forward Price Reduction Amount for such Forward Price Reduction Date multiplied by (ii) (A) if the Net Share Settlement Amount calculated as of the date immediately prior to the relevant Forward Price Reduction Date is a positive number, such Net Share Settlement Amount or (B) otherwise, zero.

Unwind Activities:	The times and prices at which Dealer (or its agent or affiliate) purchases any Shares during any Unwind Period in connection with unwinding its commercially reasonable hedge position shall be determined by Dealer as Hedging Party in its sole discretion. Without limiting the generality of the foregoing, in the event that Dealer as Hedging Party concludes, with respect to any Scheduled Trading Day that would otherwise have been an Unwind Date, based on advice of counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures generally applicable in similar situations and applied in a non-discriminatory manner (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer) for it, as Hedging Party with respect to any Cash Settlement or Net Share Settlement of the Transaction, to refrain from purchasing Shares on such Scheduled Trading Day (a “Regulatory Disruption”), Dealer may (but shall not be required to) notify CONE in writing that a Regulatory Disruption has occurred on such Scheduled Trading Day without specifying (and Dealer shall not otherwise be required to communicate to CONE) the nature of such Regulatory Disruption and, for the avoidance of doubt, such Regulatory Disruption shall be deemed to be a Market Disruption Event and such Scheduled Trading Day shall be deemed to be a Disrupted Day.

Share Cap:	Notwithstanding any other provisions of this Confirmation, in no event will CONE be required to deliver to Dealer on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement or any Private Placement Settlement, a number of Shares in excess of (i) two times the Initial Number of Shares, subject to adjustment from time to time in accordance with the provisions of this Confirmation or the Equity Definitions minus (ii) the aggregate number of Shares delivered by CONE to Dealer hereunder prior to such Settlement Date.

Other Applicable Provisions:	To the extent Dealer or CONE is obligated to deliver Shares hereunder, the provisions of Sections 9.2 (last sentence only), 9.8, 9.9, 9.10 and 9.11 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction; provided that, in such case, with respect to any delivery of Shares by Dealer the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that CONE is the issuer of the Shares. In addition, to the extent CONE is obligated to deliver Shares hereunder, the provisions of Section 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction.

Consequences of Late Delivery:	Without limiting the generality of this Confirmation, the Agreement and the Equity Definitions, if for any reason CONE fails to deliver any Shares on the date on which such delivery is required hereunder and a Forward Price Reduction Date occurs on or after such required delivery date and on or before the date such Shares are delivered, CONE acknowledges and agrees that, in addition to any other amounts for which CONE may be liable hereunder or under law (but without duplication), CONE shall be liable to Dealer for an amount equal to the product of: (i) the number of Shares so due but not yet delivered on or prior to such Forward Price Reduction Date; and (ii) the Forward Price Reduction Amount for such Forward Price Reduction Date.

Share Adjustments:

Potential Adjustment Events:	An Extraordinary Dividend shall not constitute a Potential Adjustment Event.

Extraordinary Dividend:	Any dividend or distribution on the Shares with an ex-dividend date occurring on any day following the Trade Date (other than (i) any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or (ii) a regular, quarterly cash dividend (x) in an amount per Share equal to or less than the Forward Price Reduction Amount corresponding to such quarter and (y) the ex-dividend date for which is no earlier than the Forward Price Reduction Date corresponding to such quarter).

Method of Adjustment:	Calculation Agent Adjustment.

• Acknowledgements:

• Non-Reliance:	Applicable.

• Agreements and Acknowledgements

• Regarding Hedging Activities:	Applicable.

Additional Acknowledgements:	Applicable.

Other Applicable Provisions:

Extraordinary Events:

Extraordinary Events:	In lieu of the applicable provisions contained in Article 12 of the Equity Definitions, the consequences of any Extraordinary Event except any Extraordinary Event that also constitutes a Bankruptcy Termination Event (as defined below) (including, for the avoidance of doubt, any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting, or Change In Law, but expressly excluding Failure to Deliver, Increased Cost of Hedging and Increased Cost of Stock Borrow) shall be as specified below under the headings “Acceleration Events” and “Termination Settlement” in Sections 5 and 6 below, respectively. Notwithstanding anything to the contrary herein or in the Equity Definitions, no Additional Disruption Event will be applicable except to the extent expressly referenced in Section 5 below and set forth opposite the captions “Failure to Deliver”, “Increased Cost of Hedging” and “Increased Cost of Stock Borrow” below. The definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “20%.”

Additional Disruption Events:

Failure to Deliver:	Applicable, if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.

Increased Cost of Hedging:	Applicable; provided that Section 12.9(b)(vi) of the Equity Definitions shall be amended by (i) adding “or” before clause (B) of the second sentence thereof, (ii) deleting clause (C) of the second sentence thereof and (iii) inserting the following language at the end of such Section: “provided, however, that any such increased tax, duty, expense or fee that occurs solely due to the deterioration of the creditworthiness of the Hedging Party relative to comparable financial institutions shall not be an Increased Cost of Hedging.”

Increased Cost of Stock Borrow:	Applicable; provided that Section 12.9(b)(v) of the Equity Definitions is hereby amended by (x) adding the word “or” immediately before subsection “(B)” and deleting the comma at the end of subsection (A); and (z)(1) deleting subsection (C) in its entirety, (2) deleting the word “or” immediately preceding subsection (C) and (3) deleting clause (X) in the final sentence.

Initial Stock Loan Rate:	[ ][20] basis points per annum.

Hedging Party:	For all applicable Additional Disruption Events, Dealer.

Determining Party:	For all applicable Extraordinary Events, Dealer.

2. Calculation Agent:	Dealer. Notwithstanding anything to the contrary in the Agreement, the Equity Definitions or this Confirmation, (i) whenever Dealer, acting as any of the Calculation Agent or Determining Party, is to make calculations, adjustments or determinations with respect to the Transaction, it will do so in good faith and in a commercially reasonable manner and (ii) to the extent Dealer, acting in its capacity as the Calculation Agent or the Determining Party, makes any calculation, adjustment or determination in respect of the Transaction, it shall do so based on the assumption that the Hedging Party maintains a commercially reasonable Hedge Position at the time and shall, for the avoidance of doubt, take into account such Hedge Position. Dealer shall, within five (5) Exchange Business Days of a written request by CONE, provide a written explanation of any calculation, adjustment or determination made by Dealer, as to the Transaction, in its capacity as Calculation Agent or Determining Party, including, where applicable, a description of the methodology and the basis for such calculation, adjustment or determination in reasonable detail, it being agreed and understood that Dealer shall not be obligated to disclose any confidential or proprietary models or other information that Dealer believes to be confidential, proprietary or subject to contractual, legal or regulatory obligations not to disclose such information, in each case, used by it for such calculation, adjustment or determination.

3. Account and Notices Details:

CONE Payment Instructions and
Account for Delivery of Shares to CONE:	To be provided by CONE.

Dealer Payment Instructions and
Account for Delivery of Shares to Dealer:	To be provided by Dealer.

CONE’s Contact Details for Purpose of Giving Notice:	To be provided by CONE.

Dealer’s Contact Details
for Purpose of Giving Notice:	[DEALER NAME]
[ADDRESS]
[ADDRESS]
Attention: [•] Telephone: [•] Facsimile: [•] Email: [•]

20 To be as set forth in the Forward Instruction Notice.

1.        The Transaction.

Conditions to Effectiveness. This Transaction shall be effective if and to the extent that Shares are sold by the Agent acting as forward seller for Dealer on or after the Trade Date and on or before the Hedge Completion Date pursuant to the Sales Agreement and in accordance with and subject to the limitations and conditions set forth in Section 2 of the Sales Agreement and the Forward Instruction Notice. If the Sales Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with this Transaction, other than in respect of breaches of representations or covenants on or prior to such date.

Representations, Warranties and Covenants of CONE.

On the Trade Date and on each date on which Dealer or its affiliates makes a sale pursuant to a prospectus in connection with a hedge of this Transaction, CONE repeats and reaffirms as of such date the representations and warranties contained in the Sales Agreement. CONE hereby agrees to comply with its covenants contained in the Sales Agreement as if such covenants were made in favor of Dealer herein.

On the Trade Date and the Effective Date, CONE represents and warrants that (A) CONE is not aware of any material nonpublic information concerning itself or the Shares, (B) CONE is entering into the Transaction in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the Exchange Act, (C) CONE is not “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code), and (D) CONE is not entering into the Transaction in order to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares).

CONE represents and warrants on the Trade Date and the Effective Date as follows:

(A)	As of the date of any payment or delivery by it hereunder, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code; and

(B)	it is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

Interpretive Letter. The parties intend for this Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs & Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003.

Regulation M. CONE will not take any action to cause any “restricted period” (as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) to occur in respect of Shares or any security with respect to which Shares are a “reference security” (as such term is defined in Regulation M) during any Unwind Period.

Regulatory Filings. CONE represents and warrants to Dealer on any date that CONE notifies Dealer that Cash Settlement or Net Share Settlement applies to this Transaction that each of CONE’s filings that are required to be filed under the Exchange Act have been filed with the Securities and Exchange Commission and, as of the respective dates thereof and as of the date of this representation, such filings when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings) do not contain any misstatement of material fact or any omission of material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Agreements and Acknowledgments Regarding Shares.

CONE agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange, subject to notice of issuance and Section 8 below.

CONE agrees and acknowledges that Dealer (or an affiliate of Dealer) will hedge its exposure to this Transaction by selling Shares borrowed from securities lenders pursuant to a registration statement and that, pursuant to the terms of the Interpretive Letter, the Shares (up to the Initial Number of Shares) delivered by CONE to Dealer (or an affiliate of Dealer) in connection with this Transaction may be used by Dealer (or an affiliate of Dealer) to return to securities lenders without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such securities loan is effected by Dealer or an affiliate of Dealer. Accordingly, subject to Section 8 below, CONE agrees that the Shares that it delivers, pledges or loans to Dealer (or an affiliate of Dealer) in connection with this Transaction will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

CONE agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the Share Cap, solely for the purpose of settlement under this Transaction.

Unless the provisions set forth below under Section 8 are applicable, Dealer agrees to use any Shares delivered by CONE hereunder on any Settlement Date to return to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under this Transaction.

The parties intend for this Transaction (taking into account purchases of Shares in connection with any Cash Settlement or Net Share Settlement) to comply with the requirements of the Exchange Act and for this Confirmation to constitute a binding contract or instruction satisfying the requirements of 10b5-1(c)(1)(i)(A) and to be interpreted to comply with the requirements of Rule 10b5-1(c). CONE acknowledges that during any Unwind Period, CONE shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its affiliate) in connection with this Confirmation.

Purchases of Shares

During any Unwind Period, neither CONE nor any of its “affiliated purchasers” (as defined in Rule 10b-18 under the Exchange Act) shall take any action either under this Confirmation, under an agreement with another party or otherwise, that CONE reasonably believes to cause any purchases of Shares by Dealer or any of its affiliates during an Unwind Period not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by CONE.

Dealer represents, warrants and agrees to use its good faith efforts to conduct its bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of this Transaction and to cause its affiliates to conduct such activities in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases and to any analogous purchases under any Additional Transaction, taking into account any applicable Securities and Exchange Commission no-action letters, as appropriate.

CONE shall, in the Settlement Notice relating to any Cash Settlement or Net Share Settlement or at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for CONE or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

Until all obligations under the Agreement and this Transaction have been discharged, CONE shall (i) notify Dealer prior to the opening of trading in the Shares on any day on which CONE makes, or reasonably expects in advance of the opening to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to CONE (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Dealer following any such announcement that such announcement has been made, and (iii) promptly deliver to Dealer following the making of any such announcement information indicating (A) CONE’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) CONE’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, CONE shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

CONE shall promptly provide notice to Dealer (in which notice CONE will be deemed to make the representation and warranty set forth in Section 4(b)(ii) hereof as of the date of such notice) promptly after (i) the occurrence of any Event of Default, or a Termination Event in respect of which CONE is a Defaulting Party or an Affected Party, as the case may be, and (ii) the making of any public announcement by CONE or its controlled affiliates of any event that, if consummated, would constitute an Extraordinary Event or Potential Adjustment Event.

Acceleration Events. Each of the following events shall constitute an “Acceleration Event” as to the Transaction, provided that the Effective Date shall have occurred prior to such event:

Stock Borrow Event. In the commercially reasonable judgment of Dealer acting as Hedging Party (A) Dealer (or an affiliate of Dealer) is not able to hedge, or maintain a hedge, in a commercially reasonable manner its exposure under this Transaction because insufficient Shares are made available by securities lenders generally (and without regard to the cost to borrow any such Shares) or (B) Dealer (or an affiliate of Dealer) would incur a cost to borrow, or to maintain a borrow of, Shares to hedge in a commercially reasonable manner its exposure under this Transaction that is greater than a rate equal to 200 basis points per annum (each, a “Stock Borrow Event”);

Extraordinary Dividend and Other Distributions. On any day occurring after the Trade Date, (1) CONE declares an Extraordinary Dividend; (2) CONE distributes, issues or dividends to existing holders of the Shares (A) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by CONE as a result of a spin-off or other similar transaction or (B) any other type of securities (other than Shares), or other assets, in any case for consideration of less than the prevailing market price, as determined in a commercially reasonable manner by Calculation Agent; or (C) CONE declares any other “special” dividend or distribution on the Shares that is, by its terms or declared intent, is outside the normal course of operations or normal dividend policies or practices of CONE;

ISDA Termination. Either Dealer or CONE has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement (including as a result of Section 7(c) below), in which case, except as otherwise specified herein and except as a result of an Event of Default under Section 5(a)(i) of the Agreement, the provisions of Section 6 below shall apply in lieu of the consequences specified in Section 6 of the Agreement;

Other ISDA Events. The occurrence of an Announcement Date in respect of any Merger Event, Tender Offer, Nationalization, Insolvency or Delisting, or the occurrence of any Hedging Disruption or Change in Law; provided that, in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors), and if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the “Exchange”; provided further that (i) the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (A) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation”, (B) adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof, and (C) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date” and (ii) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (B) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”) or any similar provision in any legislation enacted on or after the Trade Date; or

Ownership Event. In the event Dealer, acting in good faith and based on the advice of counsel, determines that an Excess Section 13 Ownership Position (as defined below), an Excess Charter Position (as defined below) or an Excess Regulatory Ownership Position (as defined below) exists or would occur as a result of the continuation of the Transaction.

Termination Settlement. Upon the occurrence of any Acceleration Event, Dealer shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of (y) an Excess Section 13 Ownership Position or an Excess Charter Position (as defined below), the number of Settlement Shares so designated by Dealer shall not exceed the sum of (A) the number of Shares necessary to bring the ownership position of the relevant Dealer Group Person to below an Excess Section 13 Ownership Position or an Excess Charter Position, as applicable, and (B) 1% of the number of Shares outstanding on the date the number of Shares under clause (A) is determined, and (z) an Excess Regulatory Ownership Position, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to bring the ownership position of the relevant Dealer Group Person to below an Excess Regulatory Ownership Position, and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the sum of (C) the number of Shares as to which such Stock Borrow Event exists and (D) 1% of the number of Shares outstanding on the date the number of Shares under clause (C) is determined. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, CONE fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform its obligations in respect of the Transaction, it shall be an Event of Default with respect to CONE and Section 6 of the Agreement shall be applicable in accordance with the terms thereof. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by CONE, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period for which Dealer has determined an Unwind Purchase Price during such Unwind Period and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after CONE has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof. Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.

Beneficial Ownership.

Notwithstanding anything to the contrary in the Agreement or this Confirmation, in no event shall Dealer be entitled to receive, or be deemed to receive, Shares to the extent that, upon such receipt of such Shares, (i) the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Dealer, any of its affiliates’ business units subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) with Dealer with respect to “beneficial ownership” of any Shares (collectively, “Dealer Group”) would be equal to or greater than 9.0 % of the outstanding Shares (an “Excess Section 13 Ownership Position”), (ii) violation would occur in respect of any restriction on ownership and/or transfers set forth in Section 7.2.1 of the Articles of Amendment and Restatement (as amended from time to time, the “Charter”) of CONE (“Excess Charter Position”) or (iii) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Group Person”) under Sections 3-601 to 3-605 and 3-701 to 3-710 of the Maryland General Corporation Law or any state or federal bank holding company or banking laws, or any federal, state or local laws, regulations or regulatory orders or organizational documents or contracts of CONE, in each case, applicable to ownership of Shares (“Applicable Restrictions”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Restrictions and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Dealer Group Person under Applicable Restrictions and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of CONE or any contract or agreement to which CONE is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (such condition described in clause (iii), an “Excess Regulatory Ownership Position”). If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, (i) CONE’s obligation to make such delivery shall not be extinguished and CONE shall make such delivery as promptly as practicable after, Dealer gives notice to CONE that such delivery would not result in (x) Dealer Group directly or indirectly so beneficially owning in excess of 9.0% of the outstanding Shares, (y) the occurrence of an Excess Charter Position, and (z) the occurrence of an Excess Regulatory Ownership Position and (ii) if such delivery relates to a Physical Settlement, notwithstanding anything to the contrary herein, Dealer shall not be obligated to satisfy the portion of its payment obligation corresponding to any Shares required to be so delivered until the date CONE makes such delivery.

Dealer represents and warrants to and agrees that, assuming the accuracy of CONE’s representations and warranties made hereunder and under the Sales Agreement and compliance by CONE with its obligations hereunder and under the Sales Agreement, (i) based upon advice of counsel, Dealer (A) does not have actual knowledge of the existence on the Trade Date of an Excess Section 13 Ownership Position, an Excess Charter Position or an Excess Regulatory Ownership Position and (B) based on good faith inquiry does not have actual knowledge on the Trade Date of any event or circumstance that is expected to cause the occurrence of an Excess Section 13 Ownership Position, an Excess Charter Position or an Excess Regulatory Ownership Position on any day during the term of the Transaction; and (ii) assuming no event or circumstance by or within the control of CONE or its affiliates occurs in connection with which the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Dealer Group and/or the “ownership” (howsoever defined under any Applicable Restriction) of Shares by Dealer Group would increase, Dealer will not knowingly cause the occurrence of an Excess Section 13 Ownership Position, an Excess Charter Position or an Excess Regulatory Ownership Position on any day during the term of the Transaction with the specific intent of causing an Acceleration Date to occur.

CONE agrees to provide Dealer at least 10 Scheduled Trading Days’ written notice prior to any amendment, supplement, waiver or other modification to the Charter, bylaws or any other constitutive document of CONE that would reduce the ownership threshold set forth in Section 7.2.1 of the Charter to a percentage lower than 9.8% or that would, based on the advice of counsel to CONE, give rise to any other Applicable Restriction (as defined below) applicable to Dealer (including with respect to its commercially reasonable hedge positions) with respect to the Transaction (a “Charter Notice”). Upon receipt of a Charter Notice, Dealer may designate an Additional Termination Event with respect to any portion of the Transaction as the sole Affected Transaction with CONE as the sole Affected Party, that Dealer (or its affiliate), reasonably determines, based on advice of counsel, is necessary to reduce the Charter Percentage to (i) the lowest ownership level contemplated by Section  7.2.1 of the Charter (or, if lower, the ownership level contemplated in any such other Applicable Restriction) minus (ii) 0.5%. The “Charter Percentage” shall be a fraction, the numerator of which is (i) the relevant Number of Shares plus (ii) any other Shares that Dealer, its affiliates and each other person subject to aggregation of Shares with Dealer under the Charter (or such other Applicable Restriction) reasonably determines, based on advice of counsel, may be “Beneficially Owned” (howsoever defined) under the Charter (or such other Applicable Restriction), and the denominator of which is the number of Shares outstanding.

To CONE’s knowledge, no state or local (including, to the best of CONE’s knowledge, non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable specifically to the Shares (and not generally to ownership of equity securities by a financial institution that is not generally applicable to holders of the Shares) would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares as a commercially reasonable Hedge Position in connection with the Transaction in accordance with the terms of this Confirmation and the Agreement.

Private Placement Procedures. If CONE is unable to comply with the provisions of Section 4(f)(ii) above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Dealer, as Hedging Party reasonably determines, based on advice of counsel, that any Shares to be delivered to Dealer by CONE may not be freely returned by Dealer or its affiliates to securities lenders as described under such Section 4(f)(ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless otherwise agreed by Dealer.

If CONE delivers the Restricted Shares pursuant to this Section 8(a) (a “Private Placement Settlement”), then delivery of Restricted Shares by CONE shall be effected in accordance with private placement procedures customary for private placements of equity securities of substantially similar size (determined by reference to such Restricted Shares) reasonably acceptable to Dealer; provided that CONE may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by CONE to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer). The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary for private placements of equity securities of a substantially similar size, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares.

If CONE delivers any Restricted Shares in respect of this Transaction, CONE agrees that (A) prior to the time the legends referred to in clause (B) below are removed, such Shares may be transferred by and among Dealer and its affiliates provided, in each case, that (1) each such transfer is made in accordance with the transfer restrictions referred to in such legends and (2) Dealer and such transferee deliver to CONE or the transfer agent for the Shares at their expense such documents, certificates and opinions of counsel as CONE or such transfer agent shall reasonably request to satisfy CONE and such transfer agent that such transfer is made in accordance with such transfer restrictions and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed and the conditions of Rule 144(c)(1)(i) are satisfied, CONE shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to CONE or such transfer agent of any seller’s and broker’s representation letters in form customarily delivered in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

CONE Share Repurchases.  CONE agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than 6.5% of the number of then-outstanding Shares. CONE will notify Dealer immediately upon the announcement or consummation of any repurchase of Shares in an amount that, taken together with the amount of all repurchases since the date of the last such notice (or, if no such notice has been given, since the Trade Date), exceeds 0.5% of the number of then-outstanding Shares). The “Outstanding Share Percentage” as of any day is the fraction (a) the numerator of which is the aggregate of (i) the Number of Shares for this Transaction, (ii) the “Number of Shares” (as defined in the applicable Additional Confirmation) under any outstanding Additional Transactions and (iii) the “Number of Shares” (however defined) under all Forwards under Alternative Confirmations (each, as defined in the Sales Agreement) and (b) the denominator of which is the number of Shares outstanding on such day.

Transfer. Notwithstanding anything to the contrary in the Agreement (but it being understood that this Section 10 will not limit Section 7(a) of the Agreement), Dealer may, without the consent of CONE, assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under any Transaction, in whole or in part, to an affiliate of Dealer that is wholly-owned, directly or indirectly, by [Dealer Parent] / [Dealer] and the obligations of which under the Transaction are guaranteed by [Dealer] / [Dealer Parent], provided that (i) no Event of Default, Potential Event of Default or Termination Event with respect to which Dealer is the Defaulting Party or an Affected Party, as the case may be, exists or would result therefrom, (ii) no Extraordinary Event, Acceleration Event, Market Disruption Event, ISDA Event, Excess Section 13 Ownership Position, Excess Charter Position or Excess Regulatory Ownership Position or other event or circumstance giving rise to a right or responsibility to terminate or cancel the Transaction or to make an adjustment to the terms of the Transaction would result therefrom, (iii) at the time of such assignment or transfer, CONE would not, as a result of such assignment or transfer, reasonably be expected at any time either (A) to be required to pay (including a payment in kind) to Dealer or such transferee an amount in respect of an Indemnifiable Tax greater than the amount CONE would have been required to pay to Dealer in the absence of such transfer or (B) to receive a payment (including a payment in kind) after such assignment or transfer that is less than the amount CONE would have received if the payment were made immediately prior to such assignment or transfer, (iv) prior to any such assignment or transfer, Dealer shall have caused the transferee to make such Payee Tax Representations and to provide such tax documentation as may be reasonably requested by CONE to permit CONE to determine that the transfer complies with the requirements of this clause (iv), (v) CONE would not, at the time and as a result of such transfer or assignment, reasonably be expected to become subject to any registration, qualification, reporting or other requirement under applicable law or regulation to which it would not otherwise have been subject absent such transfer or assignment, (vi) Dealer shall be responsible for and shall promptly reimburse on demand of CONE reasonable fees and actual, documented out-of-pocket expenses incurred by CONE in connection with any proposed assignment or transfer of the Transaction at the request of Dealer, including reasonable fees and actual, documented out-of-pocket expenses of outside counsel to CONE in connection with any proposed assignment or transfer, and such transferee or assignee shall be responsible for and shall promptly reimburse on demand of CONE fees and actual, documented out-of-pocket expenses incurred by CONE arising after such transfer or assignment solely as a result thereof, (vii) such transfer would not at the time as a result of such transfer or assignment, reasonably be expected to (A) result in breach of any representation, warranty or undertaking of CONE in the Agreement or this Confirmation (unless such transferee or assignee waives the relevant representation, warranty or undertaking, as applicable), or (B) require CONE to take any additional action or incur any additional obligation, cost or expense to ensure the continued fulfillment of CONE’s representations, warranties and covenants, in each case as to such assignee or transferee (other than any such obligation, cost or expense that is reimbursed by Dealer or such transferee or assignee, whether pursuant to clause (vi) above or otherwise), and (viii) any assignee or transferee would be eligible to provide a U.S. Internal Revenue Service Form W-9 or W-8ECI with respect to any payments or deliveries under the Agreement. Dealer agrees to give reasonable prior notice to CONE of any transfer or assignment without CONE’s consent pursuant to this Section 10; notwithstanding any such notice, no assignment or transfer by Dealer pursuant to this Section 10 shall take effect unless and until all conditions to such transfer or assignment are satisfied. Except to the extent permitted under Section 7 of the Agreement, CONE may not transfer or assign any of its rights or obligations under any Transaction, the related Confirmation or the Agreement without the prior written consent of Dealer.

Other Provisions

Right to Extend. Dealer may postpone any Settlement Date or any other date of valuation or delivery, with respect to some or all of the relevant Settlement Shares, if Dealer as Hedging Party in good faith determines, based on advice of counsel, that such extension is reasonably necessary to enable Dealer to effect purchases of Shares in connection with its hedging activity hereunder in a manner that would, if Dealer were CONE or an affiliated purchaser of CONE, be in compliance with applicable legal and regulatory requirements.

Without limiting the generality of Section 13.1 of the Equity Definitions, CONE acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of this Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

CONE understands no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

CONE represents that it (1) is an “institutional account” as defined in FINRA Rule 4512(c); and (2) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into this Transaction and has consulted with its own legal, financial, accounting and tax advisors in connection with this Transaction. CONE acknowledges that Dealer is not acting as a fiduciary for or an advisor to CONE (or any of its affiliates) in respect of this Transaction.

Each party represents and warrants to the other party that it is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act (as amended), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act of 1933 (as amended) (the “Securities Act”), and is entering into Transactions hereunder as principal and not on behalf of any third party.

Other Forwards; Alternative Forward Purchasers. Dealer acknowledges that CONE has entered or may enter in the future into one or more substantially identical forward transactions for the Shares (each, an “Other Forward” and collectively, the “Other Forwards”) with one or more Alternative Forward Purchasers (as defined in the Sales Agreement). Dealer and CONE agree that if CONE designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forward includes one or more Exchange Business Days that coincide with any Exchange Business Day in an Unwind Period for a Settlement of this Transaction as to which a Settlement Notice has previously been delivered (such coinciding days, the “Overlap Unwind Period”), CONE shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of this Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Dealer by CONE at least one Business Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Dealer, every third Scheduled Trading Day if there are two Other Dealers, etc.).

Insolvency Filing. The parties hereto agree that, notwithstanding anything to the contrary herein, in the Agreement or the Equity Definitions, the Transaction constitutes a contract to issue a security of CONE as contemplated by Section 365(c)(2) of the Bankruptcy Code and that the Transaction and the obligations and rights of CONE and Dealer (except for any liability as a result of breach of any of the representations or warranties provided by CONE in Sections 4 and 11 hereof) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by CONE or Dealer, if, on or prior to the final Settlement Date with respect to a Physical Settlement, a Cash Settlement or a Net Share Settlement, an Insolvency Filing occurs or any other proceeding commences with respect to CONE under the Bankruptcy Code (a “Bankruptcy Termination Event”).

Legal Matters

Waiver of Trial by Jury. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE AGREEMENT, THIS CONFIRMATION, ANY TRANSACTION HEREUNDER AND/OR ALL MATTERS ARISING IN CONNECTION WITH THE AGREEMENT, THIS CONFIRMATION AND/OR ANY TRANSACTION HEREUNDER.  EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS PROVIDED HEREIN.

Governing Law/Jurisdiction. This Confirmation and any claim, controversy or dispute arising under or related to this Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof (other than Title 14 of Article 5 of the New York General Obligations Law). The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

Bankruptcy. Dealer acknowledges and agrees that this Confirmation is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of CONE’s common stockholders in any U.S. bankruptcy proceedings of CONE, provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by CONE of its obligations and agreements with respect to this Confirmation or the Agreement; provided further that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than this Transaction and any Additional Transaction.

No Collateral or Setoff. Notwithstanding Sections 5 and 6 of this Confirmation or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of CONE hereunder are not secured by any collateral. Obligations in respect of this Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations in respect of this Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff, except that set-off solely with respect to amounts payable under this Transaction and any and all Additional Transactions governed by the Agreement shall be permissible.

Delivery of Cash. For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring CONE to deliver cash in respect of the settlement of this Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where CONE so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) Section 7(a) hereof or (ii) any damages that may be payable by CONE as a result of breach of this Confirmation.

Charter Matters. CONE agrees it will not treat ownership positions held by Dealer or any of its affiliates solely in its (or their) capacity as a nominee or fiduciary for unrelated persons (where Dealer and such affiliates have no direct or indirect economic interest in such positions) as constituting Beneficial Ownership or Constructive Ownership (as such terms are defined in the Charter) by Dealer, except as otherwise required by a change in law after the date hereof or an IRS determination that such positions constitute beneficial or constructive ownership for U.S. federal income tax purposes.

Non-Confidentiality. The parties hereby agree that (i) effective from the date of commencement of discussions concerning the Transaction, CONE and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind, including opinions or other tax analyses, provided by Dealer and its affiliates to CONE relating to such tax treatment and tax structure and (ii) Dealer does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for CONE.

Taxes.

(i)          For the purpose of Section 3(f) of the Agreement, Dealer makes the following representations: (1) [it is [a disregarded entity and its sole owner is ]a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations (the “Treasury Regulations”)) for U.S. federal income tax purposes and (2) Dealer[’s sole member] is a corporation duly organized under the laws of the State of Delaware and is an exempt recipient under Treasury Regulations Section 1.6049-4(c)(1)(ii).] or [(1) each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the United States; and [(2) it is either a (A) “non-U.S. branch of a foreign person” within the meaning of United States Treasury Regulation section 1.1441-4(a)(3)(ii) and (B) “foreign person” within the meaning of United States Treasury Regulation section 1.6041-4(a)(4) exempt from information reporting in respect of amounts paid under this Agreement;] or [it is an “exempt recipient” within the meaning of United States Treasury Regulation section 1.6049-4(c) and (B) its Employer Identification Number is [ ].]

(ii)         For the purpose of Section 3(f) of the Agreement, CONE makes the following representations: (1) it is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the Treasury Regulations) for U.S. federal income tax purposes and (2) it is a real estate investment trust for U.S. federal income tax purposes, it is organized under the laws of the State of Maryland, and it is an exempt recipient under Treasury Regulations Section 1.6049-4(c)(1)(ii)(J).

(iii)        For the purpose of Sections 4(a)(i) and (ii) of the Agreement, Dealer agrees to deliver to CONE one (1) duly executed and completed United States Internal Revenue Service Form W-9 (or successor thereto) or Form W-8ECI (or successor thereto), as applicable, upon execution of this Confirmation and shall provide a new form promptly upon (i) reasonable request of CONE or (ii) learning that any form previously provided has become obsolete or incorrect. For the purpose of Sections 4(a)(i) and (ii) of the Agreement, CONE agrees to deliver to Dealer one (1) duly executed and completed United States Internal Revenue Service Form W-9 (or successor thereto) upon execution of this Confirmation and shall provide a new form promptly upon (i) reasonable request of Dealer or (ii) learning that any form previously provided has become obsolete or incorrect.

(iv)        “Indemnifiable Tax” as defined in Section 14 of the Agreement shall not include any withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the United States Internal Revenue Code (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(v)         To the extent that either party to the Agreement with respect to this Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the ISDA on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to this Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to this Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to this Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of this Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to this Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

Use of Shares. Dealer acknowledges and agrees that, except in the case of a Private Placement Settlement, Dealer (or its agents or affiliates, as applicable) shall use any Shares delivered by CONE to Dealer on any Settlement Date to return to securities lenders to close out borrowings created by Dealer (or its agents or affiliates, as applicable) in connection with its hedging activities related to exposure under this Transaction.

Indemnity. CONE agrees to indemnify and hold harmless Dealer and its affiliates and their respective directors, officers, agents and controlling parties (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party caused by any breach of any covenant or representation made by CONE in this Confirmation and the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. CONE will not be liable under this Indemnity paragraph to the extent that any loss, claim, damage, liability or expense is found in a final and non-appealable judgment by a court to have been caused by Dealer’s breach of any covenant or representation made by Dealer in this Confirmation or the Agreement or Dealer’s willful misconduct, fraud, gross negligence or bad faith. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then CONE shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability.

Counterparts. This Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Confirmation by signing and delivering one or more counterparts.21

21 Representations and covenants with respect to Dealer’s agents for the Transaction (if any), regulatory requirements, if applicable, including ISDA 2016 Bail-in Art 55 BRRD Protocol, 2013 EMIR Protocol, etc. to be added to particular confirmations as customary and in a form reasonably acceptable to CONE.

Please confirm that the foregoing correctly sets forth the terms of the agreement between Dealer and CONE with respect to the Transaction to which this Confirmation relates, by executing one original copy of this Confirmation and returning such copy to Dealer and retaining the other original copy bearing the signature of Dealer for your records.

1.	Yours faithfully,

2.	[NAME OF DEALER]

1.	By:

Name: Title:

•	Agreed and accepted by:

•	CYRUSONE INC.

•	By:
Name:
Title:

SCHEDULE A

FORWARD PRICE REDUCTION DATES AND AMOUNTS

Forward Price Reduction Date:	Forward Price Reduction Amount:
Trade Date	USD 0.00
[______], 20[__]	USD[___]
[______], 20[__]	USD[___]
[______], 20[__]	USD[___]
[______], 20[__]	USD[___]
[______], 20[__]	USD[___]
Final Date	USD 0.00

ANNEX A

FORM OF PRICING SUPPLEMENT

To:	CyrusOne Inc. 2850 N. Harwood St., Suite 2200 Dallas, Texas 75201

From:	[ ]

Re:	Issuer Share Forward Sale Transaction

Date:	[_________], 20[__]

Ladies and Gentlemen:

This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Confirmation dated [ ], 201[ ] (the “Confirmation”) between CyrusOne Inc. (“CONE”) and [DEALER NAME] (“Dealer”). The purpose of this Pricing Supplement is to confirm your agreement with certain terms of the Transaction entered into between CONE and Dealer under and in accordance with the terms of the Confirmation and the Forward Instruction Notice. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Confirmation.

For all purposes under the Confirmation,

(a) the Hedge Completion Date is [  ];

(b) the Initial Number of Shares is [  ], subject to adjustment in accordance with the terms of the Confirmation; and

(c) the Initial Forward Price shall be USD [  ].

This Pricing Supplement may be executed in any number of counterparts, all of which shall constitute one and the same instrument.

F-1

3.	Yours faithfully,

4.	[NAME OF DEALER]

2.	By:

Name: Title:

•

•

EXHIBIT G

Form of Instruction Notice in Respect of a Forward

From:	CyrusOne Inc.
Cc:	CyrusOne GP; CyrusOne LP
To:	[•]
Subject:	Forward Instruction Notice

Ladies and Gentlemen:

Reference is made to the Sales Agreement, dated as of May 3, 2021 (the “Sales Agreement”), among CyrusOne Inc., a Maryland corporation (the “Company”), CyrusOne GP, a Maryland statutory trust, which is a subsidiary of the Company and the sole general partner of CyrusOne LP, a Maryland limited partnership and subsidiary of the Company (the “Operating Partnership”), [•], as sales agent, forward seller and/or principal (in any such capacity, the “Agent”), and [•], as forward purchaser (in such capacity, the “Forward Purchaser”). Capitalized terms used but not otherwise defined herein have the meanings set forth in the Sales Agreement or the Form of Registered Forward Confirmation set forth in Exhibit F (the “Form Confirmation”) to the Sales Agreement.

The Company desires to enter into a Forward, including a related Confirmation substantially consistent with the Form Confirmation, in each case on the following terms:

Forward Hedge Selling Period:	[•]-[•]

Maximum Number of Shares to be Sold:	[•]

Aggregate Maximum Forward Hedge Amount:	$[•]

Minimum Price per Share(1):	$[•]

Forward Seller Commission:	[•]%

Spread:	[•]%

Initial Stock Loan Rate:	[•]%

Final Date:	[•], 20[•]

Forward Price Reduction Dates / Amounts ($):	[•], 20[•] / $[•] [•], 20[•] / $[•] [•], 20[•] / $[•] [•], 20[•] / $[•]

Number of Scheduled Trading Days in the notice period for Cash Settlement / Net Share Settlement election:

Other Deviations from Form Confirmation:	[•]

(1) Adjustable by the Company during the Forward Hedge Selling Period.